==============================================================================
                                                                     Exhibit 2.1


                            ASSET PURCHASE AGREEMENT


                                  by and among


                JDA Software Group, Inc., a Delaware corporation,


                                 as "Purchaser"


                                       and


              Intactix International, Inc., a Delaware corporation,


                                   as "Seller"


                                       and


                        Pricer AB, a Swedish corporation,


                                   as "Parent"


                          Dated as of February 24, 2000



==============================================================================

                            ASSET PURCHASE AGREEMENT

                  THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of February 24, 2000 by and among JDA Software Group, Inc., a Delaware corporation ("Purchaser"), Intactix International, Inc., a Delaware corporation ("Seller"), and Pricer AB, a Swedish corporation ("Parent").

                                    RECITALS

         A. Seller and its direct and indirect subsidiaries set forth on Schedule A attached hereto (each an "Intactix Subs" and collectively the "Intactix Subs") are engaged in, among other things, the business of developing, marketing, selling and supporting merchandise shelf space planning, floor space planning, assortment optimization and planogramming software products to customers in the retail industry and in the consumer packaged goods industry (collectively, the "Business");

         B. Seller and each of the Intactix Subs desire to sell, assign, transfer and convey to Purchaser and certain of its direct and indirect subsidiaries set forth on Schedule B attached hereto (each a "JDA Sub" and collectively the "JDA Subs"), and Purchaser desires to purchase and acquire from Seller, and to cause the JDA Subs to acquire from the Intactix Subs, all of the assets of Seller and/or the Intactix Subs relating to the operation of the Business, and in connection therewith, Purchaser has agreed to assume, and has agreed to cause the JDA Subs to assume, certain of the liabilities of Seller and the Intactix Subs, respectively, relating to the Business, all on the terms set forth herein (collectively, the "Acquisition").

         NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the meanings set forth or referenced below:

         1.1 "Accounts Receivable" shall mean any and all accounts receivable and notes receivable of or amounts owing or payable to Parent, Seller or any Intactix Sub, billed or unbilled, related to the Assets as of the Closing Date.

         1.2 "Acquisition" shall have the meaning set forth in Recital B hereof.

         1.3 "Affiliate" of a Person shall mean any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person. For purposes of this definition, "control" of a Person shall mean the ownership or control of more than fifty percent (50%) of the voting securities of such Person or the power, by contract or otherwise, to designate a majority of the members of the board of directors (or in the case of unincorporated entities, persons exercising similar functions).

         1.4 "Affiliate Distributor Agreements" shall mean those distributor and other agreements listed on Schedule 1.4 of the Seller Disclosure Schedule attached hereto pursuant to which Parent, Seller or any Intactix Sub has granted Parent, Seller or any Intactix Sub, or any Affiliate of Parent, Seller or any Intactix Sub, with distributor rights for any Product within a particular territory.

         1.5 "Assets" shall have the meaning set forth in Section 2.2 hereof.

         1.6 "Assumed Contracts" shall mean the Leases, Equipment Leases, Third Party In-Licenses, Third Party Distributor Agreements, Vehicle Leases and the Customer License Agreements.

         1.7 "Assumed Liabilities" shall have the meaning set forth in Section 2.4(a) hereof.

         1.8 "Business" shall have the meaning set forth in Recital A hereof.

         1.9 "Business Records" shall mean any and all books, records, files, drawings, documentation, data, customer list or information of Parent, Seller and/or any Intactix Sub that have been or now are used exclusively in the Business or are related exclusively to the Assets or the Assumed Liabilities, together with all customer records related to the Customer License Agreements, a copy of Seller's and each Intactix Sub's software bug and tracking system with respect to the Products and, to the extent allowed by applicable law, all files and records related to the Employees and Consultants.

         1.10 "Closing" shall have the meaning set forth in Section 3.1 hereof.


         1.11 "Closing Date" shall have the meaning set forth in Section 3.1 hereof.

         1.12 "COBRA" shall mean the provisions for the continuation of health care enacted by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in the Code and ERISA, and any amendments thereto and successor provisions thereof, including any regulations promulgated under the applicable provisions of the Code and ERISA.

         1.13 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         1.14 "Competitor Retail Software Vendor" shall mean (i) any software vendor who derives 50% or more of its total revenues from the retail industry or consumer packaged goods industry, and (ii) those Persons listed on Schedule 1.14 attached hereto.

         1.15 "Consultants" shall mean those (i) independent contractors and
(ii) individuals supplied by third parties who are currently providing, or have provided during the past 12 months, Parent, Seller and/or any Intactix Sub with consulting services related to or in connection with the Business listed on
Schedule 1.15 of the Seller Disclosure Schedule.

         1.16 "Contracts" shall mean all written contracts, agreements and arrangements pursuant to which Parent, Seller and/or any Intactix Sub enjoys any right or benefit or undertakes any obligation related to the Business or the Products.

         1.17 "Covenant Not to Compete" shall mean, collectively, the covenants of Parent and Seller set forth in Section 10.5 hereof and the covenants prohibiting or restricting business activities of any Intactix Sub subsequent to the Closing Date set forth in a Business Transfer Agreement duly executed by such Intactix Sub and Purchaser and/or any JDA Sub in connection with the Acquisition.

         1.18 "Customer License Agreements" shall mean those license agreements entered into with end users of the Products pursuant to which Seller or any Intactix Sub enjoys any right or benefit or undertakes any obligation related to any of the Products, or pursuant to which Seller or any Intactix Sub has granted a third party the right to use any Product.

         1.19 "Deferred Revenue" shall mean license fees and maintenance revenue under those Customer License Agreements listed on Schedule 1.19 of the Seller Disclosure Schedule that has not yet been recognized under GAAP because outstanding obligations have not been fulfilled as of the Closing Date.

         1.20 "Dollars" or "dollars" shall mean the lawful currency of the United States of America.

         1.21 "Employees" shall mean those employees of Seller or any Intactix Sub including both active employees (including light duty employees) and inactive employees (including employees on a leave of absence, sick leave, short or long term disability or worker's compensation disability on the Closing Date) who work in the Business as of the Closing Date. Schedule 1.21 of the Seller Disclosure Schedule sets forth a list of Employees as of December 31, 1999.

         1.22 "Encumbrances" shall mean any and all restrictions on or conditions to transfer or assignment, claims, liabilities, liens, pledges, mortgages, restrictions, and encumbrances of any kind, whether accrued, absolute, contingent or otherwise affecting the Assets.

         1.23 "Equipment Leases" shall mean those equipment leases listed on
Schedule 1.23 of the Seller Disclosure Schedule.

         1.24 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         1.25 "Escrow Fund" shall have the meaning set forth in Section 2.7 hereof.

         1.26 "Escrow Fund Agreement" shall mean that certain Escrow Fund Agreement, in the form attached hereto as Exhibit A, to be executed by the parties at the Closing.

         1.27 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended to date.


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
         1.28 "Excluded Assets" shall have the meaning set forth in Section 2.3 hereof.

         1.29 "Excluded Liabilities" shall have the meaning set forth in Section 2.4(c) hereof.

         1.30 "Excluded Liabilities Insurance Policy" shall mean the insurance policy issued by Gulf Underwriters Insurance Company, which is attached hereto as Exhibit C, the premium for which has been paid in full.

         1.31 "Facilities" shall mean those office facilities or other real property that are currently owned or leased by Parent, Seller, any Intactix Sub or any Affiliate of Parent, Seller or any Intactix Sub, and used exclusively in connection with the operation of the Business.

         1.32 "Financial Statements" shall have the meaning set forth in Section 4.12(a) hereof.

         1.33 "GAAP" shall mean generally accepted accounting principles, as in effect in the United States from time to time, consistently applied.

         1.34 "Governmental Entity" shall mean any domestic or foreign, national, federal, state, regional, provincial, local or municipal governmental authority, department, commission, board, service, agency, political subdivision, court or tribunal, or other instrumentality.

         1.35 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time.

         1.36 "Indemnification Claim" shall have the meaning set forth in
Section 12.4(b) hereof.

         1.37 "Indemnitor" and "Indemnitee" shall have the respective meanings set forth in Section 12.4(a) hereof.

         1.38 "Intangibles" shall mean guarantees, rights, warranties, claims, chooses in action, causes of action, demands, rights of recovery, suits, covenants not to compete and other rights in favor of Parent, Seller and/or any Intactix Sub relating exclusively to the Assets.

         1.39 "Intellectual Property" means trade secrets, patents, inventions, trademarks, trade names, trade styles, service marks, copyrights, including registered copyrights and applications for any of the foregoing.

         1.40 "Knowledge" or "Known" when used (a) with reference to Parent, Seller or any Intactix Sub shall mean the current actual Knowledge of any of the persons listed on Schedule 1.40(a) of the Seller Disclosure Schedule and (b) with reference to Purchaser or any JDA Sub , it shall mean the current actual Knowledge of the officers of Purchaser or such JDA Sub listed on Schedule 1.40(b) of the Purchaser Disclosure Schedule.

         1.41 "Laws or Decrees" shall mean all applicable foreign, national, federal, state, regional, provincial, local or municipal laws, ordinances, codes, rules, statutes, regulations and all orders, writs, injunctions, awards, judgments or decrees, including any E.U. directives, as amended as of the date hereof.


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
         1.42 "Liability" shall mean any direct or indirect liability, indebtedness, obligation, guarantee or endorsement, whether known or unknown, whether accrued or unaccrued, whether absolute or contingent, whether due or to become due, or whether liquidated or unliquidated, of Seller and/or any Intactix Sub relating to the Business or the Assets.

         1.43 "Leases" shall mean all of the Facilities leases listed on
Schedule 1.43 of the Seller Disclosure Schedule.

         1.44 "Licensed Intellectual Property" means the Intellectual Property licensed to Parent, Seller and/or any Intactix Sub in connection with the Business, any of the Assets or any of the Products.

         1.45 "Losses" shall mean any loss, demand, action, cause of action, assessment, damage, liability, cost or expense, including without limitation, interest, penalties and reasonable attorneys' and other professional fees and expenses incurred in the investigation, prosecution, defense or settlement thereof or in asserting any rights hereunder, but excluding any consequential damages related thereto other than consequential damages actually awarded to a third party as a result of a claim by such third party against a party hereto.

         1.46 "Material Adverse Change" shall mean any material adverse change in the operations, properties, financial condition, results of operations or prospects of the Business or any material adverse change in the Assets or the Assumed Liabilities, taken as a whole.

         1.47 "Material Adverse Effect" shall mean any material adverse effect on the operations, properties, financial condition results of operations or prospects of the Business or any material adverse effect on the Assets or the Assumed Liabilities, taken as a whole.

         1.48 "Negotiation Period" shall have the meaning set forth in Section 12.4(d) hereof.

         1.49 "New Purchaser Consultants" shall mean the Consultants who are engaged by Purchaser or any JDA Sub from and after the Closing Date.

         1.50 "New Purchaser Employees" shall mean the Employees who accept employment with, or whose employment is assumed by, Purchaser or any JDA Sub effective as of the Closing Date, as described in Section 10.1 hereof.

         1.51 "Non-Standard Customer License Agreement" means any Customer License Agreement that differs in any material substantive respect from the form of Customer License Agreement which Seller has represented to Purchaser is typically used in the license of Products in furtherance of the Business and which is attached hereto as Exhibit B (the "Standard Customer License Agreement"). By way of example and not limitation it shall be deemed a material substantive difference if a particular Customer License Agreement contains different provisions as to product warranties, indemnification, scope of license, dispute resolution, or liability limitations.

         1.52 "Permits" shall mean all licenses, permits, consents, authorizations, certificates, exemptions, registrations, franchises, variances, waivers and other approvals required to carry on the Business or relating to the Products under any applicable Laws or Decrees of any Governmental Entity, which are listed on Schedule 1.52 of the Seller Disclosure Schedule.

         1.53 "Permitted Encumbrances" shall mean (a) liens for current taxes which are not past due, and liens described in any schedule hereto which secure Assumed Liabilities, (b) easements, covenants, rights-of-way or other similar restrictions and imperfections of title reasonably acceptable to counsel to Purchaser, (c) liens of mechanics, materialmen, laborers, warehousemen, carriers and other similar common law or statutory liens arising in the ordinary course of business which are not yet due and payable or, if due and payable, have been adequately bonded or are being contested in good faith, (d) Customer License Agreements, (e) Affiliate Distributor Agreements, (f) Third Party Distributor Agreements, (g) liens in favor of the lessors of equipment leased pursuant to the Equipment Leases and (h) as listed on Schedule 1.53 of the Seller Disclosure Schedule.

         1.54 "Person" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity.

         1.55 "Products" shall mean those Software Programs listed on Schedule
1.55 of the Seller Disclosure Schedule.

         1.56 "Purchase Price" shall have the meaning set forth in Section 2.5 hereof.


         1.57 "Purchaser Losses" shall have the meaning set forth in Section 12.2(a) hereof.


         1.58 "SEC" shall mean the Securities and Exchange Commission of the United States of America.

         1.59 "Securities Act" shall mean the Securities Act of 1933, as amended to date.

         1.60 "Seller Disclosure Schedule" shall mean a schedule delivered by Seller to Purchaser on the date hereof which sets forth the exceptions to the representations and warranties contained in Article IV hereof and certain other information called for by Article IV hereof and the other provisions of this Agreement. From time to time prior to the Closing, and excluding Schedule 4.12 of the Seller Disclosure Schedule, Seller will promptly supplement or amend the Seller Disclosure Schedule with respect to any matter which would make any representation or warranty set forth in Article IV hereof inaccurate if updated immediately prior to the Closing or as is necessary to correct any information in the Seller Disclosure Schedule or in any representation or warranty of Seller made in Article IV hereof. For purposes of determining the fulfillment of the conditions set forth in Section 9.3(a) hereof as of the Closing and the accuracy of the representations and warranties contained in Article IV hereof if the Closing does not occur, the Seller Disclosure Schedule shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto. However, for purposes of determining the accuracy of the representations or warranties of the Seller contained in Article IV hereof or the liability of Parent and Seller with respect thereto under
Section 12.2 hereof should the Closing occur, the Seller Disclosure Schedule shall be deemed to include all information contained in any subsequent supplement or amendment thereto. Schedule 4.12 may not be updated, modified or supplemented after the date hereof.

         1.61 "Seller Intellectual Property" shall mean all Intellectual Property owned by Seller and/or any Intactix Sub, or otherwise licensed to Seller and/or any Intactix Sub pursuant to Third Party In-Licenses, and used by Seller and/or any Intactix Sub to develop, sell, market, distribute, operate or incorporate into the Products, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications and registrations, trade names, service marks, service mark applications and registrations, copyrights, copyright registrations, know-how, licenses, trade secrets, proprietary processes and formulae, all source and object code, algorithms, architecture, structure, display screens, layouts, processes, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

         1.62 "Seller Losses" shall have the meaning set forth in Section 12.3 hereof.


         1.63 "Seller Software Programs" shall mean those Software Programs listed on Schedule 1.63 of the Seller Disclosure Schedule owned by Seller and/or any Intactix Sub and incorporated into, or required for the ordinary use of, the Products.

         1.64 "Software Programs" shall mean software programs, including any available (a) source code (in all forms), object code, program descriptions, databases, interfaces, modifications and updates, (b) documentation relating to the foregoing, and (c) disks, tapes and other tangible embodiments of the foregoing.

         1.65 "Tangible Assets" shall mean those tangible assets owned or used by Seller and/or any Intactix Sub in connection with the Business, including without limitation, computers, telecom equipment, furniture, fixtures and vehicles.

         1.66 "Tax" shall mean any and all taxes whether direct or indirect, charges, fees, duties, levies or other assessments including, but not limited to, income, profits, gross receipts, capital gains taxes, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, business license, occupation, value added, goods and service, alternative or add-on minimum, estimated, or other tax or governmental charge of any kind whatsoever, imposed by any Governmental Entity and including any interest, penalty, or addition thereto, whether disputed or not, arising from or otherwise relating to the operation of the Business or the Assets.

         1.67 "Tax Return" shall mean any return, declaration, report, estimates, claim for refund, or information return or statement or other document filed or required to be filed relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         1.68 "Third Party Distributor Agreements" shall mean those distributor and other agreements listed on Schedule 1.68 of the Seller Disclosure Schedule pursuant to which Seller or any Affiliate of Seller has granted a third party with the distribution rights for any Product within a particular territory.

         1.69 "Third Party In-Licenses" shall mean those licenses and other agreements with third parties listed on Schedule 1.69 of the Seller Disclosure Schedule pursuant to which Parent, Seller and/or any Intactix Sub is licensed or otherwise authorized by such third parties to develop, sell, market, distribute, operate or incorporate Third Party Software Programs into the Products.

         1.70 "Third Party Software Programs" shall mean those Software Programs owned by third parties and licensed to Seller and/or any Intactix Sub pursuant to the Third Party In-Licenses listed on Schedule 1.70 of the Seller Disclosure Schedule.

         1.71 "Transferred Intellectual Property" means (a) all trademarks, service marks and trade names of Seller and/or any Intactix Sub listed on
Schedule 1.71 of the Seller Disclosure Schedule which are or have been used in connection with the Products; (b) all copyrights to the Seller Software Programs listed on Schedule 1.63 of the Seller Disclosure Schedule which are incorporated into the Products ; and (c) all other Intellectual Property owned by Seller and/or any Intactix Sub listed on Schedule 1.71 of the Seller Disclosure Schedule.

         1.72 "Vehicle Leases" shall mean those vehicle leases listed on
Schedule 1.72 of the Seller Disclosure Schedule.

         1.73 "Year 2000 Compliant" shall mean, as to any computer system software program, the ability to (i) receive, record, store, process, calculate, manipulate and output dates from and after January 1, 2000, time periods that include January 1, 2000, including leap year calculations and information that is dependent on or relates to such dates or time periods, in the same manner and with the same accuracy, functionality, data integrity and performance as when dates or time periods prior to January 1, 2000 are involved, (ii) able to store and output date information in a manner that is unambiguous as to century and
(iii) able to respond to two-digit year input so as to accurately resolve any ambiguity as to century in a disclosed, defined, pre-determined manner that is practicable and efficient.

         1.74 "Working Capital" shall mean the amount of current assets (calculated in accordance with GAAP, but excluding amounts advanced from/to Parent from/to Seller) of Seller and the Intactix Subs minus the amount of current liabilities (calculated in accordance with GAAP, but excluding amounts advanced from/to Seller from/to Parent, income taxes payable and accrued severance liabilities not assumed by Purchaser pursuant to Section 10.1 hereof) of Seller and the Intactix Subs. For illustrative purposes, the calculation of Working Capital is set forth as Schedule 1.74 to the Seller Disclosure Schedule.

         1.75 "Other Defined Terms." Each of the terms set forth below is defined in the section of this Agreement set forth opposite such term:


-----------------------------------------------------------------------------
TERM                                                SECTION WHERE DEFINED
-----------------------------------------------------------------------------
Agreement                                               Pre-Recital
-----------------------------------------------------------------------------
Assumed Employee Plans                                  Section 10.1(d)
-----------------------------------------------------------------------------
Benefit Obligations                                     Section 4.10(h)
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
TERM                                                 SECTION WHERE DEFINED
-----------------------------------------------------------------------------
Big Five                                                  Section 2.6(b)
-----------------------------------------------------------------------------
Bill of Sale, Assignment and Assumption Agreement         Section 9.2(f)
-----------------------------------------------------------------------------
Broadview                                                 Section 2.4(c)
-----------------------------------------------------------------------------
Broadview Indemnity Obligation                            Section 2.4(c)
-----------------------------------------------------------------------------
Business Transfer Agreement(s)                            Section 9.2(g)
-----------------------------------------------------------------------------
Closing Statement                                         Section 2.6(a)
-----------------------------------------------------------------------------
Closing Working Capital                                   Section 2.6(a)
-----------------------------------------------------------------------------
Confidential Information                                  Section 10.7(a)
-----------------------------------------------------------------------------
Continuing Employment Liabilities                         Section 2.4(a)
-----------------------------------------------------------------------------
Corresponding Intactix Sub                                Section 2.1(b)
-----------------------------------------------------------------------------
Corresponding JDA Sub                                     Section 2.1(b)
-----------------------------------------------------------------------------
Date                                                      Section 11.6
-----------------------------------------------------------------------------
Defenses and Claims                                       Section 2.4(b)
-----------------------------------------------------------------------------
Disclosing Party                                          10.7(a)
-----------------------------------------------------------------------------
Dispute Notice                                            Section 2.6(b)
-----------------------------------------------------------------------------
DOJ                                                       Section 8.2
-----------------------------------------------------------------------------
Employee Plans                                            Section 4.10(e)
-----------------------------------------------------------------------------
Environmental and Safety Requirements                     Section 4.20
-----------------------------------------------------------------------------
Escrow Agent                                              Section 12.7
-----------------------------------------------------------------------------
Escrow Period                                             Section 12.8
-----------------------------------------------------------------------------
Existing Stay-Put Agreements                              Section 2.3
-----------------------------------------------------------------------------
Expenses                                                  Section 11.7
-----------------------------------------------------------------------------
Expiration Date                                           Section 6.6
-----------------------------------------------------------------------------
Foreign Antitrust Filings                                 Section 8.2
-----------------------------------------------------------------------------
Former CEO Litigation Liability                           Section 2.4(c)
-----------------------------------------------------------------------------
French Litigation Liability                               Section 2.4(c)
-----------------------------------------------------------------------------
FTC                                                       Section 8.2
-----------------------------------------------------------------------------
HSR Filings                                               Section 8.2
-----------------------------------------------------------------------------
Indemnification Cap                                       Section 12.10
-----------------------------------------------------------------------------
Intactix Australia                                        Schedule A
-----------------------------------------------------------------------------
Intactix Canada                                           Schedule A
-----------------------------------------------------------------------------
Intactix France                                           Schedule A
-----------------------------------------------------------------------------
Intactix Germany                                          Schedule A
-----------------------------------------------------------------------------
Intactix Holland                                          Schedule A
-----------------------------------------------------------------------------
Intactix Hong Kong                                        Schedule A
-----------------------------------------------------------------------------
Intactix Italy                                            Schedule A
-----------------------------------------------------------------------------
Intactix Japan                                            Schedule A
-----------------------------------------------------------------------------
Intactix Malaysia                                         Schedule A
-----------------------------------------------------------------------------
Intactix South Africa                                     Schedule A
-----------------------------------------------------------------------------
Intactix Spain                                            Schedule A
-----------------------------------------------------------------------------
Intactix UK                                               Schedule A
-----------------------------------------------------------------------------
Intactix Worldwide                                        Schedule A
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
TERM                                                 SECTION WHERE DEFINED
-----------------------------------------------------------------------------
International Employee Plan                                Section 4.10(e)
-----------------------------------------------------------------------------
JAMS                                                       Section 13.10(a)
-----------------------------------------------------------------------------
JDA Australia                                              Schedule B
-----------------------------------------------------------------------------
JDA Canada                                                 Schedule B
-----------------------------------------------------------------------------
JDA France                                                 Schedule B
-----------------------------------------------------------------------------
JDA Germany                                                Schedule B
-----------------------------------------------------------------------------
JDA Holland                                                Schedule B
-----------------------------------------------------------------------------
JDA Hong Kong                                              Schedule B
-----------------------------------------------------------------------------
JDA Italy                                                  Schedule B
-----------------------------------------------------------------------------
JDA Japan                                                  Schedule B
-----------------------------------------------------------------------------
JDA Malaysia                                               Schedule B
-----------------------------------------------------------------------------
JDA South Africa                                           Schedule B
-----------------------------------------------------------------------------
JDA Spain                                                  Schedule B
-----------------------------------------------------------------------------
JDA UK                                                     Schedule B
-----------------------------------------------------------------------------
Parent                                                     Pre-Recital
-----------------------------------------------------------------------------
Parent Compliance Certificate                              Section 9.3(a)
-----------------------------------------------------------------------------
Purchaser                                                  Pre-Recital
-----------------------------------------------------------------------------
Purchaser Compliance Certificate                           Section 9.2(a)
-----------------------------------------------------------------------------
Purchaser Floor                                            Section 12.3(b)
-----------------------------------------------------------------------------
Purchaser Group                                            Section 12.2(a)
-----------------------------------------------------------------------------
Purchaser Losses                                           Section 12.2(a)
-----------------------------------------------------------------------------
Recipient                                                  10.7(a)
-----------------------------------------------------------------------------
Seller                                                     Pre-Recital
-----------------------------------------------------------------------------
Seller 401(k) Plan                                         Section 10.1(d)
-----------------------------------------------------------------------------
Seller Compliance Certificate                              Section 9.3(a)
-----------------------------------------------------------------------------
Seller Floor                                               Section 12.2(b)
-----------------------------------------------------------------------------
Seller Group                                               Section 12.3(a)
-----------------------------------------------------------------------------
Shareholder Litigation Liability                           Section 2.4(c)
-----------------------------------------------------------------------------
Standard Customer License Agreement                        Section 1.51
-----------------------------------------------------------------------------
Taxation Requirements                                      Section 4.10(g)
-----------------------------------------------------------------------------
Third Party Claim                                          Section 12.5
-----------------------------------------------------------------------------
Transaction Agreements                                     Section 4.4
-----------------------------------------------------------------------------
TUPA                                                       Section 4.10(b)
-----------------------------------------------------------------------------
U.S. Employee Plan                                         Section 4.10(e)
-----------------------------------------------------------------------------

                                   ARTICLE II

                          PURCHASE AND SALE OF ASSETS;
                            ASSUMPTION OF LIABILITIES

         2.1 Purchase and Sale of Assets and Assumption of Assumed Liabilities. Upon the terms and subject to the conditions set forth in this Agreement, effective as of the Closing Date:

              (a) Seller agrees to sell, assign, transfer, convey and deliver to Purchaser, and Purchaser agrees to purchase and acquire from Seller, all of Seller's right, title and interest in and to the Assets, free and clear of all Encumbrances except Permitted Encumbrances;

              (b) Seller agrees to cause each Intactix Sub to sell, assign, transfer, convey and deliver to each JDA Sub set forth opposite such Intactix Sub on Schedule 2.1(b) of the Seller Disclosure Schedule (the "Corresponding Intactix Sub") and Purchaser agrees to cause each JDA Sub to purchase and acquire from each Intactix Sub set forth opposite such JDA Sub on Schedule 2.1(b) (the "Corresponding JDA Sub"), all of such Intactix Sub's right, title and interest in and to the Assets, free and clear of all Encumbrances except Permitted Encumbrances;

              (c) Seller agrees to assign to Purchaser and to cause each Intactix Sub to assign to each Corresponding JDA Sub, and Purchaser agrees to assume from Seller and to cause each JDA Sub to assume from each Corresponding Intactix Sub, the Assumed Liabilities; and

              (d) Seller agrees to assign to Purchaser and to cause each Intactix Sub to assign to each Corresponding JDA Sub, and Purchaser shall assume, subject to Section 10.4 hereof from Seller and cause each JDA Sub to assume from each Corresponding Intactix Sub, all of the rights and obligations of Seller and each Intactix Sub under the Assumed Contracts.

         In connection with the Acquisition, on the Closing Date, Seller shall take (and shall cause the Intactix Subs to take) any and all actions that may be required, or reasonably requested by Purchaser or any JDA Sub, to transfer title to all of the Assets, free and clear of all Encumbrances (except Permitted Encumbrances), to Purchaser and/or the Corresponding JDA Sub. Seller shall make and Parent and Seller shall cause each Intactix Sub to make the Assets available to Purchaser and the JDA Subs on the Closing Date, and Seller shall further deliver, and Parent and Seller shall cause each Intactix Sub to deliver, to Purchaser and each JDA Sub, as appropriate, proper assignments, bills of sale, conveyances and other instruments of sale and/or transfer in forms reasonably satisfactory to counsel to Purchaser in order to convey to Purchaser or the Corresponding JDA Sub, as appropriate, title to all Assets, free and clear of all Encumbrances (except Permitted Encumbrances), as well as such other instruments of sale and/or transfer as counsel to Purchaser may reasonably request (whether at or after the Closing) to evidence and effect the Acquisition. Parent and Seller agree that, to the extent any Assets are owned or held by any Intactix Sub or other Affiliate of Seller or Purchaser, Parent and Seller shall also cause title to such Assets to be transferred and assigned to Purchaser or the Corresponding JDA Sub, as appropriate, free and clear of all Encumbrances (except Permitted Encumbrances), on the Closing Date.

         2.2 Assets. As used in this Agreement, the term "Assets" means all of Seller's and Intactix Subs' right, title and interest in and to all properties, assets and rights of any kind, whether tangible or intangible, real or personal, owned by Seller or any Intactix Sub on the Closing Date (other than the Excluded Assets), including, without limitation, the following:

              (a) All Products;

              (b) All Accounts Receivable

              (c) All rights and benefits of Seller and any Intactix Sub under the Assumed Contracts;

              (d) All Transferred Intellectual Property;

              (e) All Intangibles;

              (f) All Permits;

              (g) All Assumed Employee Plans;

              (h) All Business Records;

              (i) All inventories;

              (j) All Tangible Assets;

              (k) All prepaid expenses of the Business; and

              (l) All cash, cash equivalents, and all bank accounts and lock boxes and all similar accounts and amounts therein and rights related thereto, owned by or held for the benefit of Seller or any Intactix Sub.

         2.3 Excluded Assets. Seller and each Intactix Sub shall retain all of their right, title and interest in and to, and neither Purchaser nor any JDA Sub shall acquire any interest in the following (collectively referred to herein as the "Excluded Assets"): (i) all Contracts other than the Assumed Contracts, including without limitation those Contracts listed on Schedule 2.3 of the Seller Disclosure Schedule by and between Employees of Seller or an Intactix Sub with Seller or such Intactix Sub providing, inter alia, for certain incentives for such Employees to continue their employment with Seller or such Intactix Sub (the "Existing Stay-Put Agreements"), (ii) all Employee Plans other than Assumed Employee Plans and (iii) the rights of Seller and each Intactix Sub under the Transaction Agreements.

         2.4 Assumption of Liabilities.

              (a) Subject to and upon the terms and conditions of this Agreement, effective as of the Closing Date, Purchaser agrees to assume from Seller and to cause each JDA Sub to assume from the Corresponding Intactix Sub, and Purchaser agrees to pay, perform and discharge and to cause each JDA Sub to pay, perform and discharge, according to their terms only the following Liabilities of Seller and each Corresponding Intactix Sub, respectively (the "Assumed Liabilities"):

                   (i) subject to Section 10.4 hereof, Liabilities arising under the Assumed Contracts excluding (A) any Liabilities arising from the failure of the current version of any Product or any current design of Product version not yet released to be Year 2000 Compliant, and (B) any Liabilities arising from the failure of any prior versions of the Products to be Year 2000 Compliant, except if such Products have been modified after the Closing Date by Purchaser or Persons expressly authorized by Purchaser;

                   (ii) Liabilities with respect to the Deferred Revenue;

                   (iii) Liabilities with respect to the New Purchaser Employees arising after the Closing Date, except as otherwise provided for in Section 10.1 hereof ("Continuing Employment Liabilities");

                   (iv) subject to the provisions of Section 10.1(d) hereof, Liabilities with respect to the Assumed Employee Plans;

                   (v) Liabilities arising after the Closing Date with respect to the Vehicle Leases;

                   (vi) Liabilities represented by trade payables of Seller and each Intactix Sub that are not more than thirty (30) days past due on the Closing Date;

                   (vii) Liabilities arising from, or incurred in connection with, acts or omissions occurring after the Closing Date with respect to the Assets or the Business;

                   (viii) Liabilities directly related to warranty and maintenance obligations under the Customer License Agreements and the Third Party Distributor Agreements;

                   (ix) Liabilities with respect to Taxes other than (i) Taxes accruing for periods or portions thereof occurring on or before the Closing Date which are related to income, profits, gross receipts, or capital gains, and (ii) Taxes accruing for periods or portions thereof occurring on or before the Closing Date which are more than thirty (30) days past due (other than Taxes which Seller or Parent is contesting in good faith) in each case other than taxes referred to in Section 10.8 hereof; and

                   (x) Liabilities with respect to Leases not more than thirty
(30) days past due on the Closing Date.

              (b) Nothing herein shall be deemed to deprive Purchaser or any JDA Sub, or any Affiliate of Purchaser or any JDA Sub, of any defenses, set-offs or counterclaims which Seller or any Intactix Sub may have had, or which Purchaser, any JDA Sub, or any Affiliate of Purchaser or any JDA Sub, shall have with respect to any of the Assumed Liabilities (the "Defenses and Claims"). Effective as of the Closing, Seller agrees to assign, transfer and convey to Purchaser and to cause each Intactix Sub to assign, transfer and convey to the Corresponding JDA Sub, all Defenses and Claims and agrees to cooperate with Purchaser and each JDA Sub (at Purchaser's expense) to maintain, secure, perfect and enforce such Defenses and Claims, including the execution of any documents, the giving of any testimony or the taking of any such other action as is reasonably requested by Purchaser or any JDA Sub in connection with such Defenses and Claims.

              (c) Except as expressly set forth in Section 2.4(a) above, neither Purchaser nor any JDA Sub shall assume or become liable or obligated in any way, and Parent, Seller and each Intactix Sub shall retain and remain solely liable for and obligated to pay, perform and discharge all debts, expenses, accounts payable, contracts, agreements, commitments, obligations, claims, suits and other liabilities of any nature whatsoever, whether or not related to the Business or the Assets, whether known or unknown, accrued or not accrued, fixed or contingent, current or arising hereafter, including, without limitation, any of the following (collectively referred to herein as "Excluded Liabilities"):

                   (i) Any Liability for unpaid Taxes that are not Assumed Liabilities and are applicable to periods prior to the Closing Date (with respect to the Business, the Assets, the Employees or otherwise).

                   (ii) Any Liability arising in connection with or related to
(a) that certain pending litigation styled Dale C. Byrne, Susan S. Harp and Alan Hetherington v. Broadview International, L.L.C., f/k/a/ Broadview Associates L.L.C., Pricer Aktiebolag (pub) (a/k/a Pricer AB) and Erik Danielsson, pending in the United States District Court for the Northern District of Texas, and any related claims that may hereafter arise related thereto against Parent, Seller, the Intactix Subs and any other parties (the "Shareholder Litigation Liability"), together with any related indemnification by Seller, including without limitation, the indemnification in favor of Broadview Associates L.L.C. ("Broadview") pursuant to the letter agreement, dated January 23, 1997, between Seller and Broadview and the letter agreement, dated June 2, 1997, between Seller and Broadview (the "Broadview Indemnity Obligations"), (b) that certain litigation styled M. Emmanuel Rilhac v. Intactix International, Inc. and any related claims that may hereafter arise related thereto against Parent, Seller, the Intactix Subs and any other parties (the "French Litigation Liability") and
(c) that certain pending litigation styled Susan Harp v. Intactix International, Inc., pending in the District Court of Dallas County, Texas, 191st Judicial District, Cause No. DV99-2725, and any related claims that may hereafter arise related thereto against Parent, Seller, the Intactix Subs and any other parties (the "Former CEO Litigation Liability");

                   (iii) Any Liabilities represented by trade payables of Seller or any Intactix Sub that is more than thirty (30) days past due on the Closing Date;

                   (iv) Any Liability of Parent, Seller or any Intactix Sub arising in connection with or related to Existing Stay-Put Agreements; and

                   (v) Any Liability arising after the Closing Date but relating to or arising out of acts or omissions of Parent, Seller or any Intactix Sub before the Closing Date with respect to Employees.

         2.5 Purchase Price. The aggregate purchase price for the Assets is Twenty Million Five Hundred Thousand Dollars ($20,500,000) (the "Purchase Price"), which, except as provided in Sections 2.6 and 2.7 hereof and subject to adjustment as herein provided, Purchaser shall pay to Seller, or as directed in writing by Seller at least forty-eight (48) hours prior to Closing, in immediately available funds at the Closing by wire transfer to an account or accounts designated in writing to Purchaser by Parent. Notwithstanding the foregoing, a portion of the allocated Purchase Price for the Assets of Ice France, shall be deposited into an escrow and paid to Seller in accordance with French law.

         2.6 Purchase Price Adjustment.

              (a) On or before the thirtieth day after Closing, Purchaser shall prepare and deliver to Parent and Seller a statement, together with supporting schedules (collectively the "Closing Statement") setting forth, in detail, the calculation of Working Capital as of the close of business on the date immediately preceding the Closing Date ("Closing Working Capital"), which shall be certified by the Chief Financial Officer of Purchaser as being prepared in accordance with the definition of Working Capital as set forth herein and GAAP and which shall exclude any short-term liabilities of Seller that Purchaser or any JDA Sub is not assuming. Parent and Seller and their auditors or other representatives shall be provided an opportunity to participate in the procedures performed in connection with preparation of the Closing Statement. Immediately following delivery of the Closing Statement, Purchaser shall make available, and shall cause their auditors to make available, all records, work papers and employees at their expense reasonably requested by Parent and Seller in connection with their review of the Closing Statement.

              (b) The Closing Statement, subject to any adjustments agreed to by Parent and Seller, shall be used for determining any post-Closing adjustments to the Purchase Price, unless Seller provides Purchaser with a notice of dispute (a "Dispute Notice") within thirty (30) days of receipt of the Closing Statement. If a Dispute Notice is given, Purchaser and Seller shall promptly meet in good faith to attempt to resolve any issues, and if any issues are unresolved within fifteen (15) days of the Dispute Notice having been given, the unresolved issues shall be submitted to an independent auditor, who shall be a "Big Five" auditing firm with no material existing relationship to Purchaser or Seller and if Purchaser and Seller are unable to agree on its identity, it shall be designated by agreement of the parties' current auditors. The independent auditor selected shall be directed to issue a final and binding decision as to the matters in dispute within thirty (30) days of its engagement. The fees and expenses of the independent auditor shall be divided equally between the parties.

              (c) The Closing Statement in the form accepted by Parent and Seller, or determined by the independent auditor, shall be used to adjust the Purchase Price in the manner set forth in Section 2.6(d) or Section 2.6(e) of this Agreement. Any payments provided for in Section 2.6(d) or Section 2.6(e) hereof shall be made within five (5) business days of Parent's and Seller's acceptance of the Closing Statement or the independent auditor's decision. The full force and effect of the representations and warranties contained herein shall not be diminished by the Closing Statement, the acceptance thereof by Parent and Seller or the decision of the independent auditor.

              (d) If the Closing Working Capital is less than Nine Hundred Nineteen Thousand Five Hundred Dollars ($919,500), Seller shall pay Purchaser an amount equal to the difference. Purchaser may, at its option, recover such amount from the Escrow Fund pursuant to the procedures set forth in the Escrow Fund Agreement.

              (e) If the Closing Working Capital is greater than Nine Hundred Nineteen Thousand Five Hundred Dollars ($919,500), Purchaser shall pay Seller an amount equal to the difference.

         2.7 Escrow Fund. On the Closing Date, Purchaser will withhold from the Purchase Price and deposit into escrow for and on behalf of Seller and each Intactix Sub (on a pro rata basis in accordance with the allocation of Purchase Price set forth on Schedule 2.8) the sum of Two Million Five Hundred Fifty Thousand Dollars ($2,550,000) in cash (the "Escrow Fund"). The Escrow Fund shall be held as collateral for Seller's, Parent's and each Intactix Sub's indemnification obligations pursuant to Article XII of this Agreement, the Business Transfer Agreements and the Escrow Fund Agreement to be executed and delivered by the parties at the Closing.

         2.8 Allocation. Purchaser, Parent and Seller agree to allocate and to cause the Purchaser Subs and the Intactix Subs to allocate the Purchase Price (and all other capitalizable costs) among the Seller, each Intactix Sub and the Assets for all purposes in accordance with an allocation schedule to be agreed upon by the parties hereto, each JDA Sub and each Intactix Sub and to be attached hereto as Schedule 2.8 on or before the Closing Date. Unless compelled by any Governmental Entity, neither Purchaser, Parent nor Seller shall take, nor shall they permit any JDA Sub or any Intactix Sub to take, any position for purposes of any federal, state, provincial or local income tax with respect to the allocation of the Purchase Price which is inconsistent with such allocation.

                                   ARTICLE III

                                   THE CLOSING

         3.1 The Closing. The consummation of the Acquisition will take place at a closing to be held at the offices of Gray Cary Ware & Freidenrich LLP, 100 Congress Avenue, Suite 1400, Austin, Texas 78701 (the "Closing") on the third business day following the date on which all of the conditions set forth in
Article IX hereof are satisfied or waived, or at such other time as may be agreed to in writing by the parties to this Agreement (the "Closing Date").

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Except as otherwise set forth in the Seller Disclosure Schedule, Seller and Parent hereby jointly and severally represents and warrants, to Purchaser, as set forth below:

         4.1 Organization. Seller is a corporation validly incorporated, validly in existence and in good standing under the laws of the jurisdiction of Delaware. Each of the Intactix Subs is a duly formed and validly existing legal entity in good standing or its local equivalent, if applicable, under the laws of the jurisdiction of its organization. Seller and each Intactix Sub is duly qualified or licensed to do business as a foreign corporation in each state of the United States or other jurisdiction in which it is required to be so qualified or licensed, except in states and other jurisdictions in which the failure to be so qualified or licensed, in the aggregate, would not have a Material Adverse Effect.

         4.2 Ownership. All of the outstanding equity securities of Seller are owned and all voting power related thereto is held by Parent. All of the outstanding equity interests in each Intactix

Sub except Intactix France are owned and all voting power related thereto is held by Seller. All of the outstanding equity interests of Intactix France are owned and all voting power related thereto is held by Intactix Worldwide.

         4.3 Subsidiaries. Except as listed on Schedule 4.3 of the Seller Disclosure Schedule, neither Seller nor any Intactix Sub owns any equity interest, directly or indirectly, in any corporation, partnership, limited liability company, joint venture, business, trust or other entity, whether or not incorporated other than an Intactix Sub.

         4.4 Authorization. This Agreement, the Escrow Agreement, the Bill of Sale, Assignment and Assumption Agreement and the Business Transfer Agreements (collectively, the "Transaction Agreements") have been, or upon their execution and delivery hereunder will have been, duly and validly executed and delivered by Parent, Seller and each Intactix Sub (to the extent each is a party thereto) and constitute, or upon such execution and delivery will constitute, valid and binding agreements of Parent, Seller and each Intactix Sub, respectively, enforceable against Parent, Seller and each Intactix Sub in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles or the exercise of judicial discretion in accordance with such principles. Parent, Seller and each Intactix Sub has all requisite power and authority to execute and deliver the Transaction Agreements to which each is party and, at the time of the Closing, will have all requisite power and authority to carry out the transactions contemplated in this Agreement and the other Transaction Agreements. All requisite corporate, partnership, board of director, shareholder or other action on the part of Parent, Seller and each Intactix Sub has been taken to authorize the execution and delivery of the Transaction Agreements to which each is party.

         4.5 No Conflicts; Consents. The execution and delivery of the Transaction Agreements by Parent, Seller and each Intactix Sub do not, and the consummation of the transactions contemplated herein and therein and compliance with the provisions hereof and thereof will not, conflict with, result in a breach of, constitute a default (with or without notice or lapse of time, or both) under or violation of, or result in the creation of any lien, charge or Encumbrance pursuant to, (a) any provision of any charter document of Parent, Seller or any Intactix Sub, (b) any Law or Decree or (c) any provision of any agreement, instrument or understanding to which Parent, Seller or any Intactix Sub is a party or by which any Parent, Seller or any Intactix Sub or any properties or assets of Parent, Seller or any Intactix Sub is bound or affected, nor will such actions give to any other Person or entity any interests or rights of any kind, including rights of termination, acceleration or cancellation, in or with respect to any of the Assets or the Assumed Liabilities. Except as listed on Schedule 4.5 of the Seller Disclosure Schedule, no consent of any third party or any Governmental Entity is required to be obtained on the part of any Parent, Seller or any Intactix Sub to permit the consummation of the transactions contemplated in the Transaction Agreements.

         4.6 Title to Assets; Entire Business. Seller and each Intactix Sub has good and valid title to all of the Assets it is conveying pursuant to this Agreement and the Business Transfer Agreements, free and clear of all Encumbrances except for Permitted Encumbrances. At the Closing, Seller will sell, convey, assign, transfer and deliver to Purchaser, and will cause each Intactix Sub to sell, convey, assign, transfer and deliver to the Corresponding JDA Sub, good and valid title and all right and interest of Seller and such Intactix Sub in and to all of the Assets, free and clear of any Encumbrances, except for Permitted Encumbrances.

         4.7 Tangible Assets. The Tangible Assets and the Facilities have been maintained and repaired by Seller and/or each Intactix Sub in the ordinary course of business and are in such condition and repair, reasonable wear and tear excepted, as is suitable for the purposes for which they are presently used by the Seller and/or such Intactix Sub. No Intactix Sub owns any "United States real property interests" within the meaning of Section 897 of the Code. No further representation is made concerning the physical condition of any Tangible Assets. Except as otherwise provided in this Agreement, the Tangible Assets are being acquired by Purchaser and the JDA Subs "AS IS AND WHERE IS" as of the Closing Date. EXCEPT AS SET FORTH EXPRESSLY IN THIS AGREEMENT, PARENT AND SELLER DISCLAIM ANY EXPRESS OR IMPLIED WARRANTY WITH RESPECT TO THE TANGIBLE ASSETS, INCLUDING IMPLIED WARRANTIES OF FITNESS, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         4.8 Litigation and Claims. Except as listed on Schedule 4.8 of the Seller Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations in progress or pending before any Governmental Entity, against or relating to Seller, any Intactix Sub, the Business, the Assets or the Assumed Liabilities, nor, to Parent's or Seller's Knowledge, is there any threat thereof. Neither Parent, Seller nor any Intactix Sub is party to or subject to any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any Governmental Entity) with respect to or affecting the Business, the Assets or the Assumed Liabilities.

         4.9 Compliance with Laws and Regulations; Governmental Licenses, Etc. Parent, Seller and each Intactix Sub is in compliance with all applicable Laws or Decrees with respect to or affecting the Business, the Assets or the Assumed Liabilities, including, without limitation, Laws or Decrees relating to anticompetitive or unfair pricing or trade practices, false advertising, consumer protection, export or import controls, occupational health and safety, equal employment opportunities, fair employment practices, and sex, race, religious and age discrimination. Neither Seller nor any Intactix Sub is subject to any order, injunction or decree issued by any Governmental Entity which could impair the ability of Seller to consummate the transactions contemplated herein.
Schedule 1.52 of the Seller Disclosure Schedule contains a complete and accurate list of all Permits necessary for Purchaser and each JDA Sub to operate the Business after the Closing Date in substantially the same manner as Seller and the Intactix Subs have operated such businesses prior to the Closing Date, except where the failure to have such a Permit would not have a Material Adverse Effect, and Seller and each Intactix Sub is in compliance with all Permits in all material respects. Purchaser hereby waives compliance by Seller and each Intactix Sub with all applicable bulk transfer, bulk sales and similar laws and requirements of all jurisdictions in connection with the transactions contemplated hereby, and Parent and Seller shall indemnify Purchaser for any Loss suffered by Purchaser as a result of such non-compliance under the indemnity provisions of ARTICLE XII hereof.

         4.10 Labor Matters.

              (a) Schedule 1.21 of the Seller Disclosure Schedule sets forth a true and complete list of all Employees of Seller and any Intactix Sub, indicating their position and base salary. Schedule 1.15 of the Seller Disclosure Schedule sets forth a true and complete list of all the Consultants.

              (b) Seller and each Intactix Sub are in compliance with respect to its Employees and Consultants with all currently applicable Laws or Decrees and its own policies with respect to or affecting employment, employment practices, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, equal opportunity, civil rights, labor relations, payroll taxes, any federal, state, provincial or local human rights act and immigration and are not engaged in any unfair labor practice. Except as disclosed on Schedule 4.10(b) of the Seller Disclosure Schedule, neither Seller nor any Intactix Sub has received any written notice from any Governmental Entity and, to the Knowledge of Parent and Seller, there has not been asserted before any Governmental Entity, any current claim, action or proceeding to which Seller or any Intactix Sub is a party relating to the Employees and there is neither pending nor, to the Knowledge of Parent and Seller, has there been threatened in writing, any investigation or hearing to which Seller or any Intactix Sub is a party relating to the Employees of Seller or any Intactix Sub arising out of or based upon any such Laws or Decrees. There is no pending claim against Seller or any Intactix Sub relating to the Employees of Seller or any such Intactix Sub under any workers' compensation plan or statute. Seller and each Intactix Sub is in compliance with and not in violation of any agreements and/or arrangements with any Consultant. No Intactix Sub has a local works council. Where required under local law, Seller or the relevant Intactix Sub will have, prior to the Closing Date, properly notified, or where appropriate consulted or negotiated with, the local works council, union, labor board, employees, employee representatives, or relevant government agency concerning the transactions contemplated by this Agreement, including without limitation, any notifications required under the Transfer of Undertakings (Protection of Employment) Regulations 1981 ("TUPE").

              (c) Except as set forth on Schedule 4.10(c) of the Seller Disclosure Schedule, neither Parent, Seller nor any Intactix Sub has given to or received from any Employee notice of termination of employment with an effective date on or after the Closing Date. Other than as described on Schedule 4.10(c) of the Seller Disclosure Schedule, the consummation of the transactions contemplated in this Agreement will not entitle any Employee to any severance pay, change in control, unemployment compensation or any similar type of other payment, or accelerate the time of payment or vesting, or increase the amount of any compensation or benefit due to an Employee. Except as set forth on Schedule 4.10(c) of the Seller Disclosure Schedule, neither Seller nor any Intactix Sub is party to, bound by or obligated under any labor, collective bargaining, union or similar agreements or arrangements with respect to the Employees of Seller or any Intactix Sub.

              (d) There is not occurring or, to the Knowledge of Parent or Seller, threatened, any strike, slow-down, picket, work stoppage or other concerted action by any union or other group of employees or other persons against the Business. To the Knowledge of Parent and Seller, (i) there has been no union or other labor organization or attempt to organize any of the Employees of Seller or any Intactix Sub during the two (2) year period preceding the date hereof and (ii) such an effort is not pending.

              (e) Schedule 4.10(e) of the Seller Disclosure Schedule contains a complete and accurate list of all of Seller's and each Intactix Sub's material contracts, agreements, plans, and commitments with respect to its Employees pertaining to terms of employment, compensation, bonuses, profit sharing, securities purchases, securities repurchases, options, deferred compensation arrangements or plans, commissions, incentives, loans or loan guarantees, severance pay or benefits, use of Business property, noncompetition and other restrictive covenants, and related matters. Schedule 4.10(e) of the Seller Disclosure Schedule sets forth a complete and accurate list of all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance, pension, profit-sharing, retirement, health, welfare, insurance, compensation, superannuation, phantom stock or stock equivalent, thirteenth month, hospitalization, medical, dental, vision, vacation, sick pay, disability, termination indemnity, redundancy pay, educational assistance, holiday pay, housing assistance, moving expense reimbursement, fringe benefit or other employee benefit plans, agreements programs, funds, policies or contracts (whether written or unwritten) for the benefit of current or former Employees, current or former Consultants and their respective beneficiaries and dependents, of Seller and each Intactix Sub which are currently maintained by Parent, Seller, any Intactix Sub or by a subsidiary of Seller or any Intactix Sub, or with respect to which Parent, Seller or any Intactix Sub or any subsidiary of Seller or any Intactix Sub currently has or in the future may have any material liability or obligation to contribute or to make payments, regardless of whether it is private, governmental, mandated under local law, funded, unfunded, financed by insurance, contributory or non-contributory (collectively, the "Employee Plans"). Except as set forth in Schedule 4.10(e) of the Seller Disclosure Schedule, all Assumed Employee Plans (as defined herein) may be assigned to and assumed by Purchaser in connection with the Acquisition. Each Employee Plan, and each Employee Plan that has been adopted or maintained by Parent, Seller or any Intactix Sub, whether informally or formally, for the benefit of Employees, and their respective beneficiaries and dependents, outside the United States ("International Employee Plan") has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all Laws or Decrees that are applicable to such Employee Plan. Employee Plans that are not International Employee Plans shall be referred to as "U.S. Employee Plans." Except for the Seller Dental Plan, no U.S. Employee Plan has unfunded liabilities, that as of the Closing, will not be offset by insurance or fully accrued.

              (f) With respect to the Business and except as set forth on
Schedule 4.10(f) of the Seller Disclosure Schedule, no U.S. Employee Plan is an "employee pension benefit plan", as defined in Section 3(2) of ERISA, (i) in respect of which Seller or any Intactix Sub is an "employer" or a "substantial employer", as defined in Sections 3(5) and 4001(a)(2), respectively, of ERISA,
(ii) with respect to which Seller or any Intactix Sub is a "party in interest" within the meaning of Section 3(14) of ERISA, or (iii) in respect to which Purchaser or any JDA Sub is assuming any liability or will be liable to make contributions to or for the payment of benefits. Neither Seller nor any Intactix Sub is or was a party to, and none of its operations is or has ever been covered by or (x) any pension plan subject to Title IV of ERISA or Section 412 of the Code, (y) any "multi-employer plan" as such term is defined in Section 3(37) or
Section 4001(a)(3) of ERISA.

              (g) Each Employee Plan has been operated in compliance with its terms and in compliance with the requirements prescribed by any and all applicable Laws or Decrees with respect thereto including, without limitation, requirements prescribed by statute or regulation which must be satisfied as a prerequisite to an Employee Plan being treated as "qualified" or "approved" for the tax benefits afforded by such statute or regulation or which must be satisfied to avoid the imposition of any tax or penalty on the trustee of an Employee Plan or on Parent, Seller, any Intactix Sub or the Business (such requirements are collectively referred to herein as the "Taxation Requirements"). With respect to each U.S. Employee Plan: (i) there has been no prohibited transaction as such terms is defined in Section 406 of ERISA or 4975 of the Code; (ii) all contributions required have been paid or accrued; (iii) all requisite governmental reports have been properly and timely filed and all required notices to employees have been distributed; (iv) there is no liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any U.S. Employee Plan, Parent, Seller and each Intactix Sub has performed all material obligations required to be performed by it under, is not in default under or in violation of, and Seller has no Knowledge of any default or violation by any other party to, any of the Employee Plans nor Knowledge of any material claim (other than routine claim for benefits) or dispute in respect of an Employee Plan. Each Employee Plan intended to be treated as "qualified" under 401(a) of the Code has received a favorable determination from the Internal Revenue Service as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable regulations in which to apply for such a letter and make any retroactive amendments necessary to obtain a favorable determination.

              (h) All employer and Employee contributions which are due and owing as of the Closing Date with respect to each Employee Plan have been or will be made in accordance with local law and past practice. Any "Benefit Obligations" (as hereinafter defined) under any Employee Plan as of the Closing Date have been appropriately reflected on the books and records of such plan sponsor in accordance with local law, past practice and generally accepted accounting principles in the local jurisdiction except for amounts which would not have a Material Adverse Effect. Except as set forth on Schedule 4.10(h) of the Seller Disclosure Schedule, all Benefit Obligations under any International Employee Plan providing retirement or pension benefits as of the Closing Date will be, on the Closing Date, fully covered by plan assets, cash, insurance contracts, special assets or other provisions established for this purpose except for amounts which would not have a Material Adverse Effect. For purposes of this Agreement, the term "Benefit Obligations" means the actual liability to provide all current and projected benefits to Employees, their dependents and beneficiaries, under an Employee Plan, regardless of whether an amount less than such actual liability is reported on the employer's financial statements under applicable tax or accounting rules. For example, the "Benefit Obligations" of an unfunded book reserve pension plan in Germany is greater than the amount credited to the employer's bookkeeping reserve.

              (i) Seller has delivered to Purchaser correct and complete copies of all plan documents, summary plan descriptions, material communications to Employees, and related trust agreements, administrative agreements, compliance and nondiscrimination testing, insurance contracts and other funding agreements which implement or pertain to any Employee Plan. Seller has also delivered to Purchaser, with respect to each Employee Plan subject to ERISA reporting requirements, copies of Form 5500 reports (including all attachments) for the preceding five years.

              (j) Except as set forth on Schedule 4.10(j) of the Seller Disclosure Schedule or as required by applicable Laws or Decrees, no Employee Plan provides funded or unfunded retiree medical, health, life insurance or other welfare-type benefits for Employees, former employees, their spouses or dependents.

              (k) Except as set forth on Schedule 4.10(k) of the Seller Disclosure Schedule, to the Knowledge of Seller, there has been no amendment to, written interpretation of, or announcement (whether or not written) relating to, any change in employee participation or coverage under, any Employee Plan, that is not reflected in the text of such Employee Plan.

              (l) Except as set forth on Schedule 4.10(l) of the Seller Disclosure Schedule, to the Knowledge of Seller, no condition exists that would prevent the amendment or termination of any Employee Plan with respect to any Employee without material liability to Purchaser.

              (m) Except as set forth on Schedule 4.10(m), no action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any Employee Plan (other than routine claims for benefits) is pending or to the Knowledge of Seller and each Ice Sub threatened, and neither Seller nor any Intactix Sub has any Knowledge of any basis for any such action, suit, proceeding, hearing or investigation.

              (n) With respect to each U.S. Employee Plan, Seller and each Intactix Sub have compiled with (i) the applicable health care continuation and notice provisions of COBRA and the regulations thereunder; (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder; (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations thereunder and
(iv) the applicable requirements of the Cancer Rights Act of 1998 except to the extent that such failure to comply would not in the aggregate, have a Material Adverse Effect.

         4.11     Tax Matters.

              (a) Tax Returns. All Tax Returns required to be filed by Parent, Seller and each Intactix Sub with respect to the Business have been duly filed on a timely basis, and such Tax Returns are complete and accurate in all material respects. All Taxes owed by Parent, Seller or any Intactix Sub with respect to the Business (whether or not shown on any Tax Return) have been paid. No claim has ever been made by any Governmental Entity in a jurisdiction where Seller and/or any Intactix Sub does not file Tax Returns that the Business is or may be subject to taxation by that jurisdiction. There are no liens or security interests on any of the Assets or other assets of the Business with respect to Taxes, other than liens for Taxes not yet due and payable.

              (b) Other Compliance Requirements. With respect to the Business, Seller and each Intactix Sub has withheld and paid all Taxes required to have been withheld and paid and complied with all information reporting and backup withholding requirements, including maintenance of required records in respect thereto, in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

              (c) No Tax Audits and No Tax Deficiencies. Except as set forth in
Schedule 4.11(c) of the Seller Disclosure Schedule, neither Seller's nor any Intactix Sub's Tax Returns are currently under audit by any Governmental Entity, nor, to Seller's Knowledge, is any such audit, pending or threatened.

         4.12     Financial Statements.

              (a) Schedule 4.12 of the Seller Disclosure Schedule contains copies of (i) Seller's consolidated and consolidating unaudited balance sheets pertaining to the Business as of December 31, 1999 and consolidated and consolidating unaudited statements of operations pertaining to the Business for the year then ended (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP, and present fairly the financial position of the Business as of their respective dates and the results of operations of the Business for the periods indicated.

              (b) There is no material debt, liability, or obligation of any nature pertaining to the Business, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the Financial Statements, except for those (i) that have been incurred after December 31, 1999 or (ii) that are not required by GAAP to be included in a balance sheet or the notes thereto. All debts, liabilities, and obligations incurred after December 31, 1999 were incurred in the ordinary course of business.

         4.13 Absence of Certain Changes or Events. Since December 31, 1999, Seller and each Intactix Sub has conducted the Business in the ordinary and usual course and, without limiting the generality of the foregoing, has not:

              (a) suffered any Material Adverse Change;

              (b) suffered any damage, destruction or loss, whether or not covered by insurance, having a Material Adverse Effect;

              (c) granted any increase in the compensation payable or to become payable by Seller or any Intactix Sub to any Employee or Consultant except those occurring in the ordinary course of business, consistent with such Seller's past practices with respect to the Business;

              (d) made any change in the accounting methods or practices Seller or any Intactix Sub follows relating to the Business, whether for financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

              (e) granted or renewed any exclusive license or agreement with respect to the Seller Intellectual Property used in the Products;

              (f) incurred any liabilities relating to the Business except in the ordinary course of business and consistent with past practice which would be required to be disclosed in financial statements prepared in accordance with GAAP;

              (g) permitted or allowed any of the Assets to be subjected to any Encumbrance of any kind (other than a Permitted Encumbrance) other than in the ordinary course of business consistent with past practices;

              (h) made any material amendment to, waived any rights under or terminated any Contract or any other agreement which is listed on the Seller Disclosure Schedule;

              (i) incurred any contingent liability as guarantor or otherwise with respect to the obligations of others other than in the ordinary course, consistent with past practices of the Business; or

              (j) agreed to take any action described in this Section 4.13 or outside of its ordinary course of business or which would constitute a breach of any of the representations or warranties of Parent or Seller contained in this Agreement.

         4.14     Intellectual Property; Proprietary Rights.

              (a) Schedule 1.69 and Schedule 1.71 of the Seller Disclosure Schedule set forth a complete and accurate list of:

                   (i) all registered and unregistered trademarks, service marks and tradenames which are used in connection with the Products; and

                   (ii) all registered and unregistered copyrights in the Seller Software Programs which are incorporated into or used in connection with the Products.

              (b) Schedules 1.63 and 1.70 of the Seller Disclosure Schedule set forth a complete and accurate list of all Seller Software Programs and Third Party Software Programs, respectively, incorporated into, or required for ordinary use of, the Products.

              (c) Except as listed on Schedule 4.14(c) of the Seller Disclosure Schedule, the Transferred Intellectual Property and the Licensed Intellectual Property comprise all the material intellectual property rights necessary to conduct the Business as conducted by Seller prior to the Closing Date.

              (d) No claims have been asserted against Seller or any Intactix Sub (and to the Knowledge of Parent and Seller there are no claims threatened to be asserted against Seller or any Intactix Sub) by any person challenging Seller's or any Intactix Sub's use or distribution of any Seller Intellectual Property used by Seller or any Intactix Sub in the Business or in connection with the Products (including, without limitation, technology licensed under the Third Party In-Licenses) or challenging or questioning the validity of, effectiveness of, or full performance by Seller or any Intactix Sub of its obligations under any license or agreement relating thereto (including, without limitation, the Third Party In-Licenses). Neither Parent nor Seller has Knowledge of any valid basis for any claim of the type specified in the immediately preceding sentence.

              (e) To the Knowledge of Parent and Seller, none of the Intellectual Property embodied in a Product, as applicable, infringes on the rights of, or constitutes misappropriation of any proprietary information or intangible or intellectual property right of any third party.

              (f) Except for the Affiliate Distributor Agreements set forth on
Schedule 1.4 of the Seller Disclosure Schedule and the Third Party Distributor Agreements set forth on Schedule 1.68 of the Seller Disclosure Schedule, neither Seller nor any Intactix Sub has granted any third party any right to manufacture, reproduce, distribute, market or exploit any of the Products.

              (g) All designs, drawings, technical specifications, source code, object code, design documents, documentation, flow charts and diagrams incorporating, embodying or reflecting any of the Products at any stage of their development were written, developed and created solely and exclusively by (i) employees of Seller and/or an Intactix Sub or (ii) third parties who assigned ownership of any and all of their rights arising out of, related to or resulting from their development and creative efforts to Seller and/or an Intactix Sub in valid and enforceable agreements. (h) Seller and each Intactix Sub has at all times used legally sufficient and commercially reasonable efforts to protect its trade secrets used in the Business or the Products.

              (i) To the Knowledge of Parent and Seller, no Employee or Consultant is in violation of any term of any employment or consulting contract, as applicable, or any other contract or agreement relating to the relationship of any such person with Seller, any Intactix Sub or any other party, because of the nature of the Business.

              (j) Except as disclosed on Schedule 4.14(j) of the Seller Disclosure Schedule, each person currently or formerly employed or engaged as a Consultant by Seller or any Intactix Sub that has or had access to confidential information of Seller or any Intactix Sub relating to the Products has executed a confidentiality and non-disclosure agreement sufficient to protect the trade secret status of the Transferred Intellectual Property. Except as disclosed on
Schedule 4.14(j) of the Seller Disclosure Schedule, each person currently or formerly employed or engaged as a Consultant by Seller or any Intactix Sub who developed or was responsible for developing Intellectual Property has executed an agreement sufficient to cause the assignment to Seller or such Intactix Sub of any and all intellectual property developed by such employees, former employees or independent consultants and relating, directly or indirectly, to the Products. To the Knowledge of Parent and Seller, neither the execution or delivery of such agreements, nor the carrying on of the Business as employees or consultants, as applicable, by such persons, nor the conduct of the Business, as currently conducted, from and after the Closing Date, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any of such persons is obligated.

              (k) Each of the Products is Year 2000 Compliant, and each other Seller Software Program incorporated into, or required for the ordinary use of, any Product is Year 2000 Compliant. To the Knowledge of Parent and Seller, neither Seller nor any Intactix Sub is using the services or software of any third party whose systems or code is not Year 2000 Compliant where such circumstances might have a Material Adverse Effect.

              (l) Except as set forth in Schedule 4.14(l) of the Seller Disclosure Schedule, no product liability or warranty claim with respect to any Product has been communicated to Seller or any Intactix Sub or overtly threatened in writing against Seller or any Intactix Sub nor to Seller's Knowledge is there any specific situation, set of facts or occurrence that provides a basis for any such claim.

              (m) Schedule 4.14(m) of the Seller Disclosure Schedule contains an accurate list of all material errors in any of the Products Known to Parent and Seller.

         4.15     Contracts and Arrangements.

              (a) Schedules 4.15(a)(i), 1.43, 1.68, 1.69, and 1.72 of the Seller
Disclosure Schedule contain a complete and accurate list of all Non-Standard Customer License Agreements, Leases, Third Party Distributor Agreements, Third Party In-Licenses, and Vehicle Leases, respectively, and Seller has delivered to Purchaser true and complete copies of all such written Contracts. Schedule 4.15(a)(ii) of the Seller Disclosure Schedule sets forth a true, complete and accurate list of all customers of each of Seller and each Intactix Sub who are currently on maintenance under the Customer License Agreements and designates each such customer as a customer of Seller and/or each Intactix Sub, as applicable.

              (b) Each of the Assumed Contracts is valid, binding and in full force and effect and enforceable by Seller or any Intactix Sub party thereto in accordance with its terms, except as enforcement may be limited by general equitable principles and the exercise of judicial discretion in accordance with such principles. Neither Seller, any Intactix Sub nor, to Parent's or Seller's Knowledge, any other party, is in default under any Assumed Contract, and there are no existing disputes or claims of default relating thereto, or any facts or conditions Known to Parent or Seller which, if continued, will result in a default or claim of default thereunder, which default could reasonably be expected to have a Material Adverse Effect. Seller and each Intactix Sub, as applicable, have obtained, or will obtain prior to Closing, all necessary consents to the assignment of the Leases to Purchaser and each Corresponding JDA Sub. Parent and/or Seller have provided Purchaser with copies of the Standard Customer License Agreement used by each of Seller and each Intactix Sub and, except for those Nonstandard Customer License Agreements listed on Schedule 4.15(a)(i) of the Seller Disclosure Schedule all Customer License Agreements are identical in all material substantive respects to such Standard Customer License Agreement (which are attached to this Agreement as Exhibit B).

              (c) All arrangements, understandings, relationships and agreements, written or oral, between Seller, any Intactix Sub or any Affiliates of Seller or any Intactix Sub related to the Business, the Assets or the Products (including the purchase and sale of components, supply arrangements, distribution arrangements, and the development and design of Products or related Seller Intellectual Property) are listed in Schedule 4.15(c) of the Seller Disclosure Schedule.

         4.16 Insurance. Seller and each Intactix Sub currently maintains, and has at all times prior to the date of this Agreement maintained, liability, casualty, property loss and other insurance coverages upon the Assets and with respect to the operation of the Business in such amounts, of such kinds and with such carriers as are generally deemed appropriate and sufficient for companies of similar size to Seller or such Intactix Sub and engaged in similar types of business and operations.

         4.17 Brokers. There is no broker, finder, investment banker or other person, other than Lehman Bros., whose fees are to be paid by Parent, Seller or any Intactix Sub, who would have any valid claim against any of the parties to this Agreement for a commission or brokerage fee or payment in connection with this Agreement or the transactions contemplated herein as a result of any agreement of, or action taken by, Parent, Seller or any Intactix Sub.

         4.18 Warranties and Service Payment Obligations. To the Knowledge of Parent and Seller, the Customer License Agreements and the Third Party Distributor Agreements contain all of the written product warranties and warranty agreements Seller and each Intactix Sub has provided to any customer.
Schedule 4.15(a)(ii) and Schedule 4.18 of the Seller Disclosure Schedule set forth a complete and accurate list of all agreements pursuant to which Seller or any Intactix Sub is obligated to provide service or support services with respect to the Products. No agreement for the sale, license, service, support or maintenance of the Products obligates Seller or any Intactix Sub to provide any material change in functionality or other alternations in the performance of the Products or to provide new products or technology.

         4.19 Business Records. The Business Records to be delivered to Purchaser are complete and accurate in all material respects and accurately reflect in all material respects all actions and transactions referred to in such Business Records. As of the Closing, Seller and each Intactix Sub shall have delivered all copies of any Business Records, and shall retain no copies of any customer lists.

         4.20 Environmental and Safety Matters.

                   (i) The Seller and each Intactix Sub has complied with and is currently in compliance with all Environmental and Safety Requirements, and neither the Seller nor any Intactix Sub has received any written notice, report or information regarding any violations of or any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Seller or any Intactix Sub, the Business, the Assets or any properties or facilities related thereto.

                   (ii) Without limiting the generality of the foregoing, the Seller and each Intactix Sub have obtained and complied with, and are currently in compliance with, all permits, licenses and other authorizations that may be required pursuant to any Environmental and Safety Requirements for the occupancy of their properties or facilities or the operation of their businesses. A list of all such permits, licenses and other authorizations is set forth on Schedule
4.20 of the Seller Disclosure Schedule.

                   (iii) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations on the Seller or any Intactix Sub or otherwise for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

                   (iv) None of the following exists at any property or facility owned, occupied or operated by the Seller or any Intactix Sub: (a) underground storage tanks; (b) asbestos-containing materials in any form or condition; (c) materials or equipment containing polychlorinated biphenyls; or (d) landfills, surface impoundments or other disposal areas.

                   (v) Neither Seller nor any Intactix Sub has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance (including, without limitation, any hazardous substance) or owned, occupied or operated any facility or property (and no such property or facility is contaminated by any such substance) in a manner that has given or could give rise to liabilities including any liability for response costs, corrective action costs, personal injury, natural resource damages, property damage or attorneys fees or any investigative, corrective or remedial obligations pursuant to any Environmental and Safety Requirements.

                   (vi) Without limiting the generality of the foregoing, no facts, events or conditions relating to the past or present properties, facilities or operations of Seller or any Intactix Sub shall prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any corrective, investigatory or remedial obligations pursuant to Environmental and Safety Requirements or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements (including, without limitation, those liabilities relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resource damage).

                   (vii) Seller and/or any Intactix Sub has not, either expressly or by operation of law, assumed or undertaken any liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

                   (viii) No environmental lien has attached to any property owned, leased or operated by Seller or any Intactix Sub.

                   (ix) "Environmental and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation).

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Except as otherwise set forth in the Purchaser Disclosure Schedule provided to Parent, a copy of which is attached as Schedule V, Purchaser hereby represents and warrants to Parent and Seller that:

         5.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to carry on its businesses as now conducted. Each JDA Sub is, or will be prior to the Closing Date, an entity duly organized, validly existing and in good standing or its local equivalent, if applicable, under the laws of the jurisdiction of its organization and has, or will have as of the Closing date, full corporate power and authority to carry on its businesses as now, or as of the Closing Date, conducted.

         5.2 Power, Authorization and Validity. Purchaser and each JDA Sub have, or will have as of the Closing Date, the right, power, legal capacity and authority to enter into and perform their respective obligations under Transaction Agreements to which each is or will be a party. The execution and delivery of the Transaction Agreements to which Purchaser and any JDA Sub is or will be a party have been, or will be as of the Closing Date, duly and validly approved and authorized by the board of directors or other governing body of Purchaser or such JDA Sub, as applicable. No other authorization or approval, governmental or otherwise, is necessary in order to enable Purchaser or any JDA Sub to enter into and to perform the terms of Transaction Agreements to which each is a party, except for (a) filings under applicable securities laws and (b) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of each jurisdiction in which Purchaser or such JDA Sub conducts, or will conduct as of the Closing Date, any business or owns any property or assets. This Agreement is, and the other Transaction Agreements to which Purchaser and each JDA Sub are or will be party, when executed and delivered by Purchaser and each JDA Sub party thereto, shall be, the valid and binding obligations of Purchaser and each such JDA Sub, enforceable in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         5.3 No Violation of Existing Agreements. Neither the execution and delivery of the Transaction Agreements to which Purchaser and each JDA Sub are party, nor the consummation of the transactions contemplated herein or therein will conflict with, or result in a material breach or violation of, any provision of Purchaser's or any JDA Sub's charter documents as currently in effect, any material instrument or contract to which Purchaser or any JDA Sub is a party or by which Purchaser or any JDA Sub is bound, or any Law or Decree applicable to Purchaser or any JDA Sub. Neither the execution and delivery of the Transaction Agreements to which Purchaser and each JDA Sub is party, nor the consummation of the transactions contemplated herein or therein, will have a material adverse effect on the operations, assets, or financial condition of Purchaser or any JDA Sub.

         5.4 Compliance With Other Instruments and Laws. Neither Purchaser nor any JDA Sub is in violation of (a) in any material respect any provisions of its respective charter documents as currently in effect or (b) in any material respect any applicable Law or Decree.

         5.5 Litigation. There is no suit, action, proceeding, claim or investigation pending or, to Purchaser's Knowledge, threatened against Purchaser or any JDA Sub before any court or administrative agency or which questions or challenges the validity of any of the Transaction Agreements, or any of the transactions contemplated herein or therein, which could have a material adverse effect on the operations, assets or financial condition of Purchaser or any JDA Sub.

         5.6 Brokers. There is no broker, finder, investment banker or other person, other than Bank of America Securities, who would have any valid claim against any of the parties to this Agreement for a commission or brokerage fee or payment in connection with this Agreement or the transactions contemplated herein as a result of any agreement of, or action taken by, Purchaser or any JDA Sub.

         5.7 Availability of Funds. Purchaser has sufficient funds on hand, or access to sufficient funds, to consummate the transactions contemplated hereby without any financing whatsoever.

                                   ARTICLE VI

                   PRE-CLOSING COVENANTS OF PARENT AND SELLER

         6.1 Advice of Changes. During the period on and from the date of this Agreement through and including the Closing Date, Parent and Seller agree to and will promptly notify Purchaser in writing of (a) any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Parent or Seller contained in this Agreement, if made on or as of the date of that event or the Closing Date, untrue or inaccurate in any material respect and
(b) any Material Adverse Change.

         6.2 Conduct of Business. During the period on and from the date of this Agreement through and including the Closing Date, Seller will conduct and Parent and Seller will cause each Intactix Sub to conduct the Business in the ordinary course of business consistent with past practices and Seller will use and Seller and Parent will cause each Intactix Sub to use reasonable commercial efforts to retain its Employees and the Consultants, to protect and preserve the Assets, and to maintain and to preserve intact Seller's relationships and each Intactix Sub's relationships with its respective independent contractors, licensors, suppliers, vendors, representatives, distributors, other customers and all others with whom it deals, all in accordance with the ordinary course of business consistent with past practices. Without limiting the generality of the foregoing, during the period on and from the date of this Agreement through and including the Closing Date, Seller will not and Parent and Seller will not permit any Intactix Sub without the prior written consent of Purchaser, to;

              (a) mortgage, pledge, subject to a lien, or grant a security interest in, or suffer to exist or otherwise encumber, any of the Assets;

              (b) sell, dispose of or license any of the Assets to any Person, except in the ordinary course of business consistent with past practices;

              (c) fail to maintain the Tangible Assets and all Facilities in good working condition and repair according to the standards each has maintained up to the date of this Agreement, subject only to ordinary wear and tear;

              (d) fail to pay and discharge any trade payables relating to the Products or the Business in accordance with past practices;

              (e) enter into any agreement or arrangement to pay any bonus, increased salary, or special remuneration to any Employees or Consultants, as applicable;

              (f) change accounting methods relating to or affecting the Assets, Assumed Liabilities or the Business;

              (g) amend, terminate or waive any material rights under any Assumed Contract, except in the ordinary course of business consistent with past practices;

              (h) waive or release any material right or claim relating to any Assets, except in the ordinary course of business consistent with past practices;

              (i) enter into any agreements, or other obligations or commitments relating to the Business, except on commercially reasonable terms in the ordinary course of business consistent with past practices;

              (j) fail to comply in any material respect with any Law or Decree applicable to the Business;

              (k) take any action to terminate or modify, or permit the lapse of termination of, the present insurance policies and coverages of Seller or any Intactix Sub relating to or applicable to Seller, any Intactix Sub, the Business or the Assets;

              (l) incur, with respect to the Business or the Assets, any Liabilities other than Liabilities incurred in the ordinary course of business consistent with past practices;

              (m) make any effort to collect or accelerate the collection of payment of any Accounts Receivable except in the ordinary course of business in accordance with past practice; or

              (n) agree to do any of the things described in the preceding clauses of this Section 6.2.

         6.3 Access to Information. Until the Closing, Parent and Seller will allow and will cause each Intactix Sub to allow Purchaser and its agents reasonable access upon reasonable notice and during normal working hours to the Business Records and Facilities relating to the Assets and all aspects of the Business and its financial and legal affairs. Until the Closing, Parent and Seller shall cause its accountants to cooperate with Purchaser and its agents in making available all financial information regarding Parent, Seller and each Intactix Sub requested, including without limitation the right to examine all working papers pertaining to all Financial Statements prepared or audited by such accountants. Purchaser may not communicate with any employee of Parent, Seller, any Intactix Sub, or any Affiliates of Parent, Seller or any Intactix Sub without the prior consent of Parent, which shall not be unreasonably withheld.

         6.4 Satisfaction of Conditions Precedent. Subject to Section 8.2 hereof, each of Parent and Seller will use and will cause each Intactix Sub to use its reasonable commercial efforts to satisfy or cause to be satisfied all the conditions precedent to the Closing, and to cause the transactions contemplated in this Agreement to be consummated. Notwithstanding the foregoing or Section 8.1 hereof, except for the fees to be paid by Parent or Seller for its filing of premerger notification and report forms under the HSR Act, if any, neither Parent nor Seller shall have any obligation to commence any litigation or pay any fee or offer or grant any other financial accommodation to any third party for the purpose of obtaining any consent or authorization or pay any costs and expenses of any third party resulting from the process of obtaining any consent or authorization.

         6.5 Source Code Escrows. Without limiting the general obligations of Parent and Seller set forth in Section 8.1 hereof, Parent and Seller will use and will cause each Intactix Sub to use its reasonable commercial efforts to obtain consent to the Acquisition and any required contractual assignments from each of Kmart, Wal-Mart and American Stores such that any Seller source code placed in escrow pursuant to agreements with such customers will not be released as a result of the Acquisition. Notwithstanding the foregoing, neither Parent nor Seller shall have any obligation to commence any litigation or pay any fee or offer or grant any other financial accommodation to such customers for the purpose of obtaining such consents or assignments.

         6.6 Exclusive Dealings. During the period on and including the date of this Agreement through and including the Closing Date, or such earlier date as Purchaser and Parent mutually agree to discontinue efforts to consummate the Acquisition or this Agreement is terminated pursuant to Article XI hereof (the "Expiration Date"), (a) neither Parent, Seller nor any Intactix Sub will, and each of Parent and Seller will use its reasonable commercial efforts to assure and to cause each Intactix Sub to assure that the officers, directors, employees and agents do not on their behalf, without the express written consent of Purchaser, take any action to solicit, initiate, seek, encourage, respond to or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than discussions with Purchaser and the JDA Subs) regarding any sale, license or other disposition (however structured) of the Assets or any portion thereof (other than an immaterial portion thereof which is disposed of in the ordinary course of business) to any person other than Purchaser and the JDA Subs, (b) Seller shall terminate or suspend and cause each Intactix Sub to terminate and suspend any such negotiations in progress as of the date hereof and (c) Parent and Seller shall promptly and shall cause each Intactix Sub to promptly (but in any event within four business days) notify Purchaser regarding any contact by any third party regarding any offer, proposal or written request for information regarding any such acquisition. Each of Parent and Seller represents and warrants that Parent, Seller and each Intactix Sub has the legal right to terminate or suspend any such pending negotiations.

                                  ARTICLE VII

                       PRE-CLOSING COVENANTS OF PURCHASER

         7.1 Advice of Changes. Purchaser will promptly notify Parent and Seller in writing of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Purchaser contained in this Agreement, if made on or as of the date of that event or the Closing Date, untrue or inaccurate in any material respect.

         7.2 Satisfaction of Conditions Precedent. Subject to Section 8.2 of this Agreement, Purchaser will use its reasonable commercial efforts to satisfy or cause to be satisfied all the conditions precedent to the Closing hereunder, and to cause the transactions contemplated herein to be consummated, and, without limiting the generality of the foregoing, to obtain all consents, amendments and authorizations of Governmental Entities and third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated herein.

                                  ARTICLE VIII

                                MUTUAL COVENANTS

         8.1 Regulatory Filings; Consents; Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of Seller, Purchaser and Parent shall use its reasonable commercial efforts to (a) make all necessary filings with respect to the Acquisition and this Agreement, if any, under the Securities Act, the Exchange Act and applicable blue sky or similar securities laws and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith, (b) make required or advisable premerger notification or other appropriate filings with Governmental Entities, if any, and, subject to Section 8.2 of this Agreement, obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith, (c) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the other Transaction Agreements and the consummation of the Acquisition and (d) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated in this Agreement as promptly as practicable. Notwithstanding the foregoing, except for the fees to be paid by each party for its filing of premerger notification and report forms under the HSR Act, if any, which fee will be paid by and the responsibility of each such party, no party shall have any obligation to commence any litigation or pay any fee or offer or grant any other financial accommodation to any third party for the purpose of obtaining any such consent or authorization or pay any costs and expenses of any third party resulting from the process of obtaining any such consent or authorization.

         8.2 HSR Filings. Seller, Purchaser and Parent shall make (or shall cause its respective "ultimate parent entities" as defined under the HSR Act to make) and shall cause the JDA Subs and the Intactix Subs to make any and all required governmental filings including filings required under the HSR Act ("HSR Filings") and similar legislation in the countries of domicile of each of the Intactix Subs with respect to the transactions contemplated in this Agreement and the other Transaction Agreements. Neither Parent, Seller nor Purchaser shall be obligated to respond to any requests for additional information or documentation from the Department of Justice ("DOJ"), the Federal Trade Commission ("FTC") or any other Governmental Entity, as applicable. Neither Seller, Purchaser nor Parent shall be required hereunder to divest itself of any assets, properties or businesses, and neither Seller, Purchaser nor Parent shall be required to consent to any modification or amendment of this Agreement if requested by DOJ, FTC or any other Governmental Entity, as applicable. In the event an action is instituted by DOJ, FTC or any other Governmental Entity, as applicable, challenging the Acquisition as violative of applicable antitrust laws or an investigation is commenced, neither Seller, Purchaser nor Parent shall be obligated to resist or resolve such action or investigation. Seller and Parent will notify Purchaser and Purchaser will notify Parent and Seller of all correspondence, filings or communications between such party and its representatives, on the one hand, and DOJ, FTC or any other Governmental Entity, as applicable, on the other hand, with respect to the Transaction Agreements and the transactions contemplated herein and therein. Seller and Parent will furnish and will cause each Intactix Sub to furnish Purchaser, and Purchaser will furnish and will cause each JDA Sub to furnish Parent and Seller with such necessary information and reasonable assistance as such other parties may request in connection with the preparation of the HSR Filings and similar filings required in the jurisdictions of domicile of each Intactix Sub ("Foreign Antitrust Filings") to the extent required. Seller, Parent and Purchaser shall, from time to time and on a reasonably timely basis, advise the other, of its designated representatives, in reasonable detail of the status and progress of Purchaser's or Sellers', as applicable, HSR Filings and Foreign Antitrust Filings.

         8.3 Further Assurances. Except as otherwise set forth in this Agreement, prior to and following the Closing each party to this Agreement agrees to cooperate fully with the other party and to execute and to cause its subsidiaries and Affiliates to the extent necessary to execute such further instruments, documents and agreements, and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and in the other Transaction Agreements and contemplated herein and therein and to carry into effect the intent and purposes of this Agreement.

                                   ARTICLE IX

                              CONDITIONS TO CLOSING

         9.1 Conditions to Each Party's Obligations. The respective obligations of each party to this Agreement to consummate the transactions to be performed by such party at the Closing are, at the option of such party, subject to the satisfaction at or prior to the Closing of the following conditions:

            (a) No Orders. No order shall have been entered, and not vacated, by a court or administrative agency of competent jurisdiction, in any action or proceeding which enjoins, restrains or prohibits the Acquisition or consummation of any other transaction contemplated by the Transaction Agreements.

            (b) Permits, Authorizations and Approvals. All material permits, authorizations, approvals and orders required to be obtained under all applicable Laws or

Decrees in connection with the transactions contemplated herein, including but not limited to any applicable consent or termination of any applicable waiting period under the HSR Act, shall have been obtained and shall be in full force and effect at the Closing Date.

            (c) No Litigation. There shall be no litigation pending or threatened by any Governmental Entity in which (i) an injunction is or may be sought against the Acquisition or any other transaction contemplated herein or
(ii) relief is or may be sought against any party hereto as a result of this Agreement and in which, in the good faith judgment of the board of directors of Purchaser, Parent and Seller (relying on the advice of its respective legal counsel), such Governmental Entity has the probability of prevailing and such relief would have a material adverse effect upon such party.

         9.2 Conditions to Obligations of Parent and Seller. The obligations of Parent and Seller to consummate the transactions to be performed by it at the Closing are, at the option of Parent and Seller, subject to the satisfaction at or prior to the Closing of the following additional conditions:

            (a) Representations and Warranties. All of the representations and warranties of Purchaser set forth in ARTICLE V hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made at the Closing, and Purchaser shall have delivered to Parent and Seller a certificate (the "Purchaser Compliance Certificate") to such effect dated as of the Closing Date and signed by the President or a Vice President of Purchaser.

            (b) Performance. All of the terms, covenants and conditions of this Agreement to be complied with and performed by Purchaser and each JDA Sub at or prior to the Closing shall have been duly complied with and performed in all material respects, and Purchaser shall have delivered to Seller the Purchaser Compliance Certificate to such effect.

            (c) Payment of Purchase Price. Purchaser shall have delivered the Purchase Price net of the Escrow Fund to Seller and each Intactix Sub in accordance with Sections 2.5 and 2.6 hereof and Schedule 2.8 hereof.

            (d) Opinion of Counsel to Purchaser. Seller shall have received from Gray Cary Ware & Freidenrich LLP, counsel to Purchaser, an opinion dated as of the Closing Date and substantially in the form to be attached as Exhibit G hereto and as is customary in transactions of this nature.

            (e) Escrow Fund and Escrow Fund Agreement. Purchaser shall have deposited the Escrow Fund with the Escrow Agent and shall have delivered to Parent, Seller and each Intactix Sub a copy of the Escrow Fund Agreement, in the form attached hereto as Exhibit A executed by Purchaser, each JDA Sub and the Escrow Agent.

            (f) Bill of Sale, Assignment and Assumption Agreement. Purchaser shall have executed and delivered to Seller the Bill of Sale, Assignment and Assumption Agreement, in the form attached hereto as Exhibit D (the "Bill of Sale, Assignment and Assumption Agreement").

            (g) Business Transfer Agreements. Purchaser shall have caused each JDA Sub to execute and deliver to Corresponding Intactix Sub, a Business Transfer Agreement in substantially the form attached hereto as Exhibit E with such changes as may be required to reflect local Law requirements in each applicable jurisdiction (each a "Business Transfer Agreement" and collectively the "Business Transfer Agreements").

            (h) Resale Certificates. Purchaser shall use reasonable efforts to provide to Seller a resale certificate or similar certificate for each State in which the Assets are situated. The resale certificate or similar certificate shall meet the requirements under the law of the applicable State in which the Assets are situated.

            (i) Purchaser's Closing Deliverables. At the Closing, Purchaser will deliver to Seller the following items:

                 (i) the Purchase Price via wire transfer in accordance with Sections 2.5 and 2.6 hereof and Schedule 2.8 hereof;

                 (ii) the Purchaser Compliance Certificate in accordance with Sections 9.2(a) and (b) hereof;

                 (iii) executed copies of the Escrow Fund Agreement, the Bill of Sale, Assignment and Assumption Agreement and each of the Transaction Agreements executed by Purchaser;

                 (iv) a certificate, signed by the Secretary of Purchaser, certifying as to the truth and accuracy of, and attaching copies of, Purchaser's certificate of incorporation, the bylaws and all board of directors resolutions adopted in connection with the Acquisition; and

                 (v) copies of each Business Transfer Agreement executed by the applicable JDA Sub and delivered to the Corresponding Intactix Sub; and

                 (vi) copies of each certificate, signed by the Secretary of each JDA Sub, certifying as to the truth and accuracy of, and attaching copies of, such JDA Sub's organizational documents and all board of directors and shareholder resolutions adopted in connection with the Acquisition and delivered to each Corresponding Intactix Sub;

                 (vii) the resale certificates in accordance with Section 9.2(h) hereof;

                 (viii) the executed opinion of counsel in accordance with
Section 9.2(d) hereof; and

                 (ix) all other documents required to be delivered to Parent, Seller and or each Intactix Sub by Purchaser or any JDA Sub on or before the Closing Date under this Agreement.

         9.3 Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions to be performed by it at the Closing are, at the option of Purchaser, subject to the satisfaction at or prior to the Closing of the following additional conditions:

            (a) Representations and Warranties. All the representations and warranties of Parent and Seller set forth in ARTICLE IV hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made at the Closing, and Parent and Seller shall have delivered to Purchaser a certificate (the "Parent Compliance Certificate" and the "Seller Compliance Certificate", respectively) to such effect dated as of the Closing Date and signed by the President or a Vice President of Parent and Seller, respectively.

            (b) Performance. All of the terms, covenants and conditions of this Agreement to be complied with and performed by Parent, Seller and each Intactix Sub at or prior to the Closing shall have been duly complied with and performed in all material respects, and Parent and Seller shall have delivered to Purchaser the Parent Compliance Certificate and the Seller Compliance Certificate, respectively, to such effect.

            (c) Required Consents. Any and all (i) Government Entity consents which are required to allow the consummation of the Acquisition and the other transactions contemplated herein and (ii) consents to the assignment of the Leases to Purchaser or each JDA Sub, as applicable, required by law, contract or both, shall have been obtained and delivered to Purchaser.

            (d) Opinion of Counsel to Parent and Seller. Purchaser shall have received from Battle Fowler LLP, counsel to Parent and Seller, and from such foreign counsel as Purchaser and Seller shall agree, opinions dated as of the Closing Date and substantially in the form to be attached as Exhibit F hereto and as is customary in transactions of this nature.

            (e) Material Adverse Change. There shall have been no Material Adverse Change from December 31, 1999 through the Closing Date.

            (f) Escrow Fund Agreement. Parent, Seller and each Intactix Sub shall have executed and delivered to Purchaser the Escrow Fund Agreement in the form attached hereto as Exhibit A.

            (g) Bill of Sale, Assignment and Assumption Agreement. Parent and Seller shall have executed and delivered to Purchaser the Bill of Sale, Assignment and Assumption Agreement in the form attached hereto as Exhibit D.

            (h) Business Transfer Agreements. Parent and Seller shall have caused each Intactix Sub to execute and deliver to Corresponding JDA Sub, a Business Transfer Agreement in substantially the form attached hereto as Exhibit E with such changes as may be required to reflect local Law requirements in each applicable jurisdiction.

            (i) Excluded Liabilities Insurance Policy. Seller shall have delivered to Purchaser the Excluded Liabilities Insurance Policy.

            (j) Financial Statements. Seller shall have delivered to Purchaser, within 12 calendar days of the date hereof, a consolidated balance sheet of Seller and the Intactix Subs as of December 31, 1999, and a consolidated statement of operations and cash flows of Seller and the Intactix Subs for the fiscal year ended December 31, 1999, together with notes thereto

(collectively, the "Closing Financial Statements"), prepared in accordance with Seller's accounting policies consistently applied and GAAP. The Closing Financial Statements shall have been audited by KPMG. The audit report of KPMG accompanying the Closing Financial Statements may include a "going concern" explanatory paragraph. The Closing Financial Statements shall not disclose any matter which is adverse to the business, financial condition or results of operations of Seller or the Intactix Subs, except for intangibles and such matters which have previously been explicitly disclosed to Purchaser either in
(i) the Financial Statements or (ii) the Seller Disclosure Schedule as delivered on the date hereof without regard to any subsequent modifications or disclosures. In addition, the dollar amounts appearing next to the Captions "Total Current Assets", "Total Current Liabilities", "Accounts Receivable Net of Allowances", "Deferred Income" and "FFE" on the balance sheet and "Total Revenues" and "Total Operating Expenses" on the statement of operations included in the Closing Financial Statements shall not vary adversely from the target dollar amounts indicated in the following table next to such captions by more than the indicated permissible variance percentage.

                CAPTION                          TARGET DOLLAR AMOUNT      PERMISSIBLE VARIANCE PERCENTAGE
Total Current Assets                                    7,507.7                 2% below
Total Current Liabilities                               6,588.2                 2% above
Accounts Receivable Net of Allowances                   5,208.3                 4% below
Deferred Income                                         4,193.4                 1% below
FFE                                                     1,795.1                 1% below
Total Revenues                                         23,746.1                 1% below
Total Operating Expenses and Cost of                   25,248.2                 1% above
Goods Sold

         9.4 Sellers' Closing Deliverables. At the Closing, Seller will deliver to Purchaser the following items:

            (i) the Assets by making the Assets available to Purchaser at their present locations;

            (ii) a Seller Compliance Certificate in accordance with Sections 9.3(a) and (b) hereof;

            (iii) all required consents in accordance with Section 9.3(c) hereof;

            (iv) the executed opinion of counsel in accordance with Section 9.3(d) hereof;

            (v) an executed copy of a Bill of Sale, Assignment and Assumption Agreement, the Escrow Fund Agreement and each of the Transaction Agreements executed by Seller;

            (vi) a certificate, signed by the Secretary of Seller, certifying as to the truth and accuracy of, and attaching copies of all board of directors and stockholder resolutions adopted in connection with the Acquisition;

            (vii) copies of each Business Transfer Agreement executed by the applicable Intactix Sub and delivered to Corresponding JDA Sub;


            (viii) Intactix Sub, certifying as to the truth and accuracy of, and attaching copies of, such Intactix Sub's organizational documents and all board of directors and shareholder resolutions adopted in connection with the Acquisition and delivered to each Corresponding JDA Sub; and

            (ix) a duly executed affidavit certifying that Seller is not a foreign person within the meaning of Section 1445 of the Code;

            (x) the Excluded Liabilities Insurance Policy which Purchaser acknowledges has been delivered; and

            (xi) all other documents required to be delivered to Purchaser on or before the Closing Date under the provisions of this Agreement.

         9.5 Parents' Closing Deliverables. At the Closing, Parent will deliver to Purchaser the following items:

            (i) the Parent Compliance Certificate in accordance with Sections 9.3(a) and (b) hereof;

            (ii) the executed opinion of counsel in accordance with Section 9.3(d) hereof;

            (iii) a certificate, signed by the Secretary of Parent, certifying as to the truth and accuracy of, and attaching copies of all board of directors resolutions adopted in connection with the Acquisition; and

            (iv) all other documents required to be delivered to Purchaser on or before the Closing Date under the provisions of this Agreement.

                                   ARTICLE X

                              POST-CLOSING MATTERS

         10.1 New Purchaser Employees.

            (a)   Employment Offers.

                 (i) Except as provided on Schedule 10.1(a)(i), as of the Closing Date, Purchaser and each JDA Sub shall employ (where employment continues by operation of law) or, where employment does not continue by operation of law, shall offer employment to, each Employee listed on Schedule 10.1(a) on terms and conditions, including position, pay and benefits, which are substantially similar in the aggregate to the terms and conditions, including position, pay and benefits, provided such employee by Seller or such Intactix Sub, as applicable, immediately prior to the Closing Date. Each such Employee who continues in employment by operation of law or who accepts an offer of employment pursuant to this Section 10.1 is hereafter referred to as a "New Purchaser Employee." In no event shall Purchaser be required to maintain any benefits or pay other forms of compensation for any specified period following the Closing Date or to continue the employment of any New Purchaser Employee

                 (ii) Except as set forth in Section 10.1(a)(iii) hereof, Seller shall indemnify and hold harmless (in accordance with and subject to the provisions of ARTICLE XII hereof) Purchaser, and any JDA Sub, for any Losses as a result of any salary, sales commissions, bonus compensation, payroll taxes, contributions to Employee Plans, fringe benefits, vacation pay, compensation, or other benefits or amounts under any Employee Plan or otherwise due and payable as of Closing Date with respect to any former Employee whose employment terminated for any reason prior to the Closing Date.

                 (iii) Seller agrees to use its reasonable commercial efforts and Parent and Seller agree to cause each Intactix Sub to use its reasonable commercial efforts to retain each Employee set forth on Schedule 10.1(a) up to the Closing Date and assist Purchaser or the applicable JDA Sub in securing or assuming (as the case may be) the employment of each of such Employees after the Closing. Seller shall not transfer and Parent and Seller shall not permit any Intactix Sub to transfer any Employee listed on Schedule 10.1(a) to an assignment unrelated to the Business prior to Closing without the prior written consent of Purchaser. Parent or Seller shall notify Purchaser promptly if, notwithstanding the foregoing, any Employee terminates his or her employment with Seller or an Intactix Sub, as applicable, prior to the Closing Date or submits his or her resignation to terminate employment effective after the Closing Date. Except where an Employee's employment continues by operation of law, Seller shall terminate and Parent and Seller shall cause each Intactix Sub to terminate the employment of each Employee immediately upon the Closing Date, and Seller shall not pay any severance and Parent and Seller shall not permit any Intactix Sub to pay any severance to any Employee so terminated unless required to do so by law and as disclosed on Schedule 4.10(c) of the Seller Disclosure Schedule. Where any Employee does not become an employee of Purchaser or a JDA Sub by operation of law as a result of the Acquisition, Seller or each Intactix Sub, as applicable, will prepare letters of termination and all other documentation required by company policies or applicable law with respect to terminating Employees and deliver such documentation to Purchaser prior to the

Closing Date. Purchaser shall be primarily responsible for communications with all Employees regarding the termination of their employment with Seller or an Intactix Sub, as applicable, and whether they will be employed with Purchaser or any JDA Sub; provided, that Purchaser will preclear all Employee contacts through Thomas Landberg. Purchaser shall assume and become obligated to pay the following Liabilities relating to Employees: (i) Taxes (including without limitation payroll taxes but excluding income taxes) accrued on or prior to the Closing Date and not more than thirty (30) days' past due and reflected in the calculation of Closing Working Capital as reflected in the Closing Statement;
(ii) salary, sales commissions, and bonus compensation accrued on or prior to the Closing Date and reflected in the calculation of Closing Working Capital;
(iii) vacation pay accrued on or prior to the Closing Date and not more than thirty (30) days past due and reflected in the calculation of Closing Working Capital; and (iv) other Liabilities related to the Employees reflected in the calculation of Working Capital (other than the $725,000 reflected on Schedule
1.74 hereto as Severance Accrual). All other obligations of Seller and each Intactix Sub with respect to Employees through the Closing Date shall remain the sole obligations of Seller and each Intactix Sub, as applicable

                 (iv) Notwithstanding anything in this Agreement to the contrary, any Employee who works in the United States under a valid U.S. Visa issued by the U.S. Department of Justice shall not become a New Purchaser Employee until such Employee has obtained a new U.S. Visa naming Purchaser as the employer; provided, however, that Purchaser shall diligently pursue an application for such U.S. Visa.

            (b)   Employment Taxes.

                 (i) Seller shall be and shall cause each Intactix Sub to be solely responsible for filing all employee related Tax Returns with respect to such persons attributable to periods of employment or service with Seller or such Intactix Sub prior to the Closing Date. Seller shall provide and shall cause each Intactix Sub to provide Purchaser and each Corresponding JDA Sub with access to all books and records and copies of all Tax filings related to employment Taxes paid with respect to any New Purchaser Employees for the period from January 1, 2000 through the Closing Date.

                 (ii) Purchaser shall be and shall cause each JDA Sub to be solely responsible for any withholding or employment Taxes with respect to any of the New Purchaser Employees employed by Purchaser or such JDA Sub, respectively, following the Closing Date, which accrue or become payable during the period of such person's employment or service with Purchaser or such JDA Sub, or arise out of the termination of such person's employment or service with Purchaser or such JDA Sub. Purchaser shall be responsible and shall cause each JDA Sub to be responsible for filing all tax returns with respect to such persons attributable to periods of employment or service with Purchaser or such JDA Sub.

            (c) Compensation; Contractual Obligations. Parent and Seller shall be and shall cause each Intactix Sub to be jointly and severally liable for and obligated to pay and shall indemnify and hold Purchaser, each JDA Sub and any Affiliates of Purchaser and/or any JDA Sub harmless, in accordance with and subject to the provisions of ARTICLE XII hereof, from any and all liabilities with respect to (A) any of Parent's or Seller's obligations under this Section 10.1, or (B) any claims or obligations arising out of the employment of any person by Parent,

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
Seller and any Intactix Sub for the period ending on the Closing Date, whether for salary, wages, bonuses, commissions, severance, accrued vacation, vacation pay, sick pay or otherwise and not arising out of the Acquisition or the termination of such Employee's employment in connection with the Acquisition. Purchaser shall be and shall cause each JDA Sub to be jointly and severally liable for and obligated to pay and shall indemnify and hold Parent, Seller and each Intactix Sub and any Affiliates of Parent, Seller or any Intactix Sub harmless, in accordance with and subject to provisions of ARTICLE XII hereof, from any and all liabilities with respect to (X) any of Purchaser's or any JDA Sub's obligations under this Section 10.1, or (Y) any claim by any Employee to the extent arising out of the Acquisition or the termination of such Employee's employment in connection with the Acquisition.

            (d)   Seller Employee Plans.

                 (i) With respect to Employees based in the United States: The parties intend that Purchaser shall be treated as a "successor employer" to Seller within the meaning of Proposed Treasury Regulation Section 54.4980B-2. With respect to all New Purchaser Employees, Purchaser shall offer health care coverage to such employees that is substantially similar in the aggregate to the health care coverage such employees had prior to the Acquisition. The parties intend that no COBRA continuation coverage shall be available to the New Purchaser Employees as a result of the Acquisition. To the extent required by law and provided that Seller does not maintain any group health plan in the United States after the Closing Date, Purchaser shall make COBRA continuation coverage available under an Assumed Employee Plan or one of its group health plans to those Employees who do not become New Purchaser Employees upon the Acquisition and to any other persons who are qualified beneficiaries receiving COBRA continuation coverage under a group health plan of Seller at the Closing Date or eligible to elect COBRA continuation coverage on the Closing Date.

                 (ii) As soon as practicable prior to the Closing Date, but in no event less than one day prior to the Closing Date, Seller shall adopt all corporate resolutions necessary to terminate the qualified retirement plan maintained by the Seller (the "Seller 401(k) Plan"), effective no later than one day prior to the Closing Date. Seller shall also adopt such amendments to the Seller 401(k) Plan as are necessary to assure that said plan retains its tax-qualified status through the date of its termination. As soon as practicable prior to the Closing Date, Seller shall contribute to the Seller 401(k) Plan all contributions, including but not limited to employee deferrals and related matching contributions, required or necessary under the terms of said plan to provide for benefits accrued as of the date of the termination of the Seller 401(k) Plan. Seller shall, if practicable and if not, Purchaser shall notify all employees of the termination of the Seller 401(k) Plan. Purchaser shall permit direct rollovers of distributions from the Seller 401(k) Plan into its qualified retirement plan, including direct rollovers in kind of any participant loans from the Seller 401(k) Plan if the transfer of the loans is administratively feasible. In no event shall the Seller 401(k) Plan be an Assumed Employee Plan. Seller will cooperate with Purchaser and cause all necessary and proper documents to be executed. Purchaser shall be obligated at its expense to administer the termination of the Seller 401(k) Plan, including drafting necessary amendments, submission of the Seller 401(k) Plan for a determination letter, distributing account balances and filing all necessary documents and returns with the Internal Revenue Service.

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
                 (iii) As of the Closing Date, Purchaser or the appropriate JDA Sub shall assume the Employee Plans listed on Schedule 10.1(d)(iii) of the Seller Disclosure Schedule which they are required under the laws of the applicable jurisdictions to continue or assume or which they, with the consent of Seller and the Intactix Subs, as appropriate, have agreed to continue or assume (the "Assumed Employee Plans"). Seller and the Intactix Subs agree to do all things reasonably necessary to accomplish the continuation or assumption of the Assumed Employee Plans, including, with respect to private plans, the transfer to Purchaser or the designated JDA Sub of cash, insurance contracts and other assets to fully fund the Benefit Obligations of the Sellers under such plans as of the Closing Date, and shall not withhold their consent if such Employee Plans are capable, under the laws of the applicable jurisdictions, of being continued or assumed.

                 (iv) Parent and Seller shall, or shall cause an Intactix Sub to, indemnify, save and hold harmless, in accordance with and subject to the provisions of ARTICLE XII hereof, Purchaser and the JDA Subs from and against any and all Losses arising under:

                      (A) any Employee Plan, other than any Assumed Employee Plan, regardless of whether the Losses relate to or arise out of conditions, events or transactions which exist or occur prior to, on or after the Closing Date; and

                      (B) any Assumed Employee Plan, to the extent such Losses relate to or arise out of conditions, events or transactions which exist or occur on or prior to the Closing Date. Purchaser shall, or shall cause a JDA Sub to, indemnify, save and hold harmless, in accordance with and subject to the provisions of ARTICLE XII hereof, Seller and the Intactix Subs from and against any and all Losses related to Assumed Employee Plans, to the extent such Losses relate to or arise out of conditions, events or transactions which first exist or occur following the Closing Date.

            (e)   No Solicitation or Hiring of Former Employees.

                 (i) Parent and Seller each agree and Parent and Seller agree to cause each Intactix Sub to agree that, for a period of three (3) years after the Closing Date, it shall not, and it shall not permit its subsidiaries and Affiliates to, without first obtaining the written consent of Purchaser, which consent may be withheld for any reason, directly or indirectly hire, solicit or attempt to solicit any New Purchaser Employee or any other person who is employed by Purchaser or any JDA Sub or the subsidiaries or Affiliates of Purchaser or any JDA Sub in the Business to leave his or her employer or to become an employee of Parent, Seller, any Intactix Sub, or any of subsidiaries or Affiliates of Parent, Seller or any Intactix Sub.

                 (ii) Except as contemplated by this Agreement, Purchaser agrees that, for a period of two (2) years after the Closing Date, it shall not, and shall cause its subsidiaries and Affiliates not to, without first obtaining the written consent of Parent, which consent may be withheld for any reason, directly or indirectly solicit or attempt to solicit any person who is employed by Parent or any of their respective subsidiaries or Affiliates to leave his or her employer or to become an employee of Purchaser or any of its subsidiaries or Affiliates.

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
            (f) No Rights Conferred Upon Employees. Nothing in this Agreement shall confer any rights or remedies on any Employee (including without limitation any New Purchaser Employee) and no person (including without limitation any New Purchaser Employee) shall be a person's beneficiary with respect to any provision in this Agreement.

         10.2 New Purchaser Consultants.

            (a) Parent and Seller shall be jointly and severally responsible for and obligated to pay, and shall cause each Intactix Sub to become jointly and severally responsible for and obligated to pay, and shall indemnify and hold and shall cause each Intactix Sub to indemnify and hold Purchaser, each JDA Sub and any Affiliates of Purchaser and or any JDA Sub harmless, in accordance with and subject to the provisions of ARTICLE XII hereof, from, any and all liabilities with respect to New Purchaser Consultants for (A) payment for services which were supplied to Parent, Seller and/or any Intactix Sub by such persons prior to the Closing Date, (B) filing all tax returns required with respect to such services, and (C) withholding or employment Taxes or benefits under any Employee Plan which accrue or become payable with respect to such services as a result of a determination by an appropriate Government Entity that such individual is Parent's, Seller's or any Intactix Sub's employee under applicable law.

            (b) Purchaser shall be responsible and shall cause each JDA Sub to be responsible for and obligated to pay, and shall indemnify and hold and cause each JDA Sub to indemnify and hold harmless, in accordance with and subject to the provisions of ARTICLE XII hereof, Parent, Seller and each Intactix Sub from, any and all liabilities with respect to independent contractors or other individuals provided by third parties whom Purchaser, any JDA Sub or any Affiliate of Purchaser or any Intactix Sub engages to supply services for (A) payment for services which are provided to Purchaser, any JDA Sub or any Affiliate of Purchaser or any JDA Sub by such persons after the Closing Date,
(B) filing all tax returns required with respect to such services, and (C) withholding or employment Taxes or benefits under any of Purchaser's Employee Plans which accrue or become payable with respect to such services as a result of a determination by an appropriate Government Entity that such individual is Purchaser's employee under applicable Law.

         10.3 Affiliate Distributor Agreements. Parent and Seller shall use and shall cause each Intactix Sub to use reasonable commercial efforts to take such actions as are necessary with respect to Affiliate Distributor Agreements in order to terminate any such agreements with respect to any of the Products.

         10.4 Obtaining Necessary Consents for Assignment of the Assumed Contracts. To the extent not previously obtained prior to the Closing Date, after the Closing Date Parent and Seller shall use and shall cause each Intactix Sub to use reasonable commercial efforts to obtain any and all consents necessary for the effective assignment to and assumption by Purchaser or the applicable JDA Sub of the Assumed Contracts. Notwithstanding the foregoing, "reasonable commercial efforts" shall not include any obligation on the part of Seller or any Intactix Sub to pay any fee or offer or grant any other financial accommodation to any third party for the purpose of obtaining any such consent or pay any costs and expenses of any third party resulting from the process of obtaining any such consent. All such consents shall be in writing in a form

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
reasonably acceptable to counsel to Purchaser and executed counterparts thereof shall be delivered promptly to Purchaser. Seller shall not agree, and shall not permit any Intactix Sub to agree, to any modification of any Assumed Contract in the course of obtaining any such consent, where such modification would materially and adversely effect Purchaser's or any JDA Sub's ability to continue the Business as heretofore conducted. To the extent permitted by applicable law, in the event consents to the assignment of such Assumed Contracts cannot be obtained prior to the Closing Date, such Assumed Contracts shall be held, as and from the Closing Date, by Seller or Intactix Sub party thereto in trust for Purchaser or the Corresponding JDA Sub, and the covenants and obligations thereunder (related to the Assets or Assumed Liabilities) shall be performed by Purchaser or such Corresponding JDA Sub in such Seller's or such Intactix Sub's name and all benefits and obligations existing thereunder (related to the Business, Assets or Assumed Liabilities) shall be for Purchaser's or such Corresponding JDA Sub's account (provided, however, that such performance by Purchaser or such Corresponding JDA Sub shall be contingent on the passing of all such benefits of such Assumed Contracts to Purchaser). Parent and Seller shall take or cause to be taken, and shall cause each Intactix Sub to take or cause to be taken, such actions in its name or otherwise as Purchaser or any JDA Sub may reasonably request, at Purchaser's expense, so as to provide Purchaser or the applicable JDA Sub with the benefits of the Assumed Contracts and to effect collection of money or other consideration to become due and payable under the Assumed Contracts, and Parent and Seller shall promptly pay over and cause each Intactix Sub to promptly pay over to Purchaser or the applicable JDA Sub all money or other consideration received by it in respect to all Assumed Contracts. As of and from the Closing Date, each of Parent and Seller authorizes and shall cause each Intactix Sub to authorize Purchaser, to the extent permitted by applicable law and the terms of the Assumed Contracts, at Purchaser's expense, to perform all the obligations and receive all the benefits of Seller and each Intactix Sub under the Assumed Contracts (as they relate to the Assets or the Assumed Liabilities) and appoints Purchaser and each Corresponding JDA Sub its attorney-in-fact to act in its name and on its behalf with respect thereto.

         10.5 Covenant Not to Compete.

            (a) For a period of three (3) years from the Closing Date, each of Parent and Seller covenants and agrees that it will not and it will not permit any Intactix Sub to engage in the Business.

            (b) For a period of two (2) years from the Closing Date, each of Parent and Seller covenants and agrees that it will not directly or indirectly and it will not permit any Intactix Sub, or any Affiliate of Parent, Seller or any Intactix Sub, to enter into any relationship with a Competitor Retail Software Vendor involving development, marketing, selling or supporting merchandise planning software products to customers in the retail or consumer packaged goods industries directly competitive with the Products. To the full extent of its legal right to do so, Parent and Seller shall require each Intactix Sub and each Affiliate of Parent, Seller or any Intactix Sub to comply with the foregoing provisions.

            (c) To the fullest extent allowed under applicable law, the restrictions set forth in this Section 10.5 shall be effective within all cities, counties and states of the United States, and all other countries in which Seller has engaged in licensing or sales activities or otherwise

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
conducted business or selling or licensing efforts during the two (2) year period ending on the Closing Date.

            (d) Nothing contained in this Section 10.5 shall prohibit Parent, Seller and the Intactix Subs from owning up to two percent (2%) of the outstanding shares of any class of equity securities of a corporation or other entity engaged in any such prohibited activity whose securities are listed on a national or international securities exchange or quoted daily in the over-the-counter listings of The Wall Street Journal or from being acquired by such a corporation or other entity.

            (e) Each of Parent and Seller agrees that the terms and time period provided for, and the geographical area encompassed by, the covenants contained in this Section 10.5 are necessary and reasonable in order to protect Purchaser and each Intactix Sub in the conduct of the Business and the utilization of the Assets, tangible and intangible, including the goodwill of Parent and Seller relating to the Business, acquired pursuant to this Agreement.

            (f) If any court having jurisdiction at any time hereafter shall hold any provision or clause of this Section 10.5 to be unreasonable as to its scope, territory or term, and if such court in its judgment or decree shall declare or determine that scope, territory or term which such court deems to be reasonable, then such scope, territory or term, as the case may be, shall be deemed automatically to have been reduced or modified to conform to that declared or determined by such court to be reasonable.

            (g) It is expressly agreed that monetary damages would be inadequate to compensate Purchaser for any breach by Parent, Seller, any Intactix Sub or any Affiliate of Parent, Seller or any Intactix Sub of the covenants as set forth in this Section 10.5 and, accordingly, that in the event of any breach or threatened breach by any such party of any such covenant, Purchaser and each JDA Sub will be entitled to seek and obtain preliminary and permanent injunctive relief in any court of competent jurisdiction, in addition to any other remedies at law or in equity to which Purchaser may be entitled. The provisions of this Section 10.5 are in addition to and not in lieu of any similar agreements or covenants in any Business Transfer Agreement.

            (h) The provisions of this Section 10.5 shall terminate and be of no further force and effect upon the closing of any (A) merger or consolidation of Seller or Parent in which the holders of capital stock of Seller or Parent, as applicable, immediately prior to such merger or consolidation fail to hold at least 50% of the voting power of the capital stock of the surviving entity following such transaction, or (B) the sale of all or substantially all of the assets of Parent.

         10.6 Access to Business Records. From and after the Closing Date, Purchaser shall use ordinary care to maintain the Business Records acquired by it pursuant hereto and, damage by fire or other casualty or accident excepted, shall not for a period of six (6) years after the Closing Date destroy or dispose of any such Business Records unless it shall first have notified Parent of its intention to do so and shall have afforded Parent an opportunity to take possession thereof. Parent and Seller shall have the right to retain a copy of the Business Records, except for the customer lists. Similarly, from and after the Closing Date, Parent and Seller shall use ordinary care to maintain its copy of the Business Records and of any records relating to the

Business not transferred to Purchaser or any Intactix Sub and, protect all such Business Records and other records relating to the Business not transferred from damage by fire or other casualty or accident and shall not for a period of six
(6) years after the Closing Date destroy or dispose of any such records unless it shall first have notified Purchaser of its intention to do so and shall have afforded Purchaser an opportunity to take possession thereof. From and after the Closing Date, each party shall afford the other access to all preclosing Business Records and other information acquired or retained by it pursuant hereto, including data processing information, upon reasonable notice during ordinary business hours for all reasonable business purposes, and each party shall permit the other party to make copies of any such records and retain possession of such copies. Parent and Seller shall use and shall cause each Intactix Sub to use and Purchaser shall use and cause each JDA Sub to use reasonable care to maintain the confidentiality of the Business Records in the possession of such party pursuant to the terms and subject to the conditions set forth in Section 10.7 hereof.

         10.7 Confidentiality.

            (a) Definition. As used in this Agreement, the term "Confidential Information" shall mean any trade secrets and other confidential or proprietary business, technical, personnel or financial information, in written, graphic, oral or other tangible or intangible forms, including but not limited to specifications, samples, records, data, computer programs, drawings, diagrams, models, customer names, business or marketing plans, studies, analysis, projections and reports, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and software systems and processes. Any information which is not readily available to the public shall be considered to be a trade secret and confidential and proprietary, even if it is not specifically marked as such, unless the disclosing party ("Disclosing Party") advises the other party ("Recipient") otherwise in writing.

            (b) Non-Disclosure Obligation. Each Recipient shall treat as confidential all Confidential Information of the Disclosing Party and shall not disclose any such Confidential Information conveyed to the Recipient from any source prior to the Closing. It is expressly understood and agreed that any such Confidential Information conveyed to Recipient is intended for the Recipient's internal use only to perform Recipient's obligations hereunder, and shall be protected by the Recipient with the same diligence, care, and precaution (but in no event less than reasonable care) that the Recipient uses to protect its own Confidential Information. Both parties agree not to disclose the specific contents or provisions of this Agreement without the prior express written consent of the other party, except as required under applicable law or stock exchange requirements. Either party may disclose Confidential Information of the other party to third parties provided that: (i) the disclosure of such Confidential Information is pursuant and necessary to the performance of the Recipient's obligations under this Agreement, and (ii) such third party agrees to be bound by the provisions of this Section 10.7.

            (c) Exceptions to Confidentiality Obligation. No party shall have any obligation with respect to disclosure and use of information to the extent such information:

                 (i) Is or becomes generally available to the public other than as a consequence of a breach of an obligation of confidentiality by the Recipient;

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
                 (ii)  Is made public by the Disclosing Party;

                 (iii) Is independently developed by Recipient;

                 (iv) Is received from a third party independent of either party without breaching an obligation of confidentiality; or

                 (v)   Is required to be disclosed by operation of law.

            (d) Injunctive Relief. Purchaser, Parent and Seller agree that it would be extremely difficult to measure the amount of damages to the other party from a breach or a threatened breach of any covenant contained in this Section 10.7, and that money damages would be an inadequate remedy, and that in such event the damaged party shall be entitled to temporary and permanent injunctive relief to restrain the other party from such breach or threatened breach. In the event that any covenant made in this Section 10.7 shall be more restrictive than permitted by applicable law, it shall be limited to the extent which it is permitted. Nothing in this Section 10.7 shall be construed as preventing either party from pursuing any and all remedies available for a breach or threatened breach of a covenant made in this Section 10.7, including the recovery of monetary damages from the other party (and/or its employees).

            (e) Ownership of Confidential Information. Except as otherwise provided for in this Agreement, Recipient agrees that all Confidential Information acquired by Recipient's personnel, by Recipient or its employees, subcontractors or agents hereunder shall be and shall remain the Disclosing Party's exclusive property

         10.8 Tax Liability. Seller shall pay all transfer, sales, use, value added taxes or other transfer taxes relating to the transfer of the Assets to Purchaser at the Closing; provided, however, Purchaser shall reimburse Parent or Seller for fifty percent (50%) of all transfer, sales, use, value added taxes or other transfer taxes relating to the transfer of the Assets to Purchaser at the Closing.

         10.9 Tax Returns. Parent and Seller will be responsible and will cause each Intactix Sub to be responsible for the preparation and filing of all Tax Returns for Taxes accrued by Parent, Seller and each Intactix Sub, respectively, for any period ending before the Closing Date. Parent and Seller will make and will cause each Intactix Sub to make all payments required with respect to any such Tax Return; provided however, that Purchaser will reimburse Seller and will cause each JDA Sub to reimburse each Corresponding Intactix Sub concurrently therewith to the extent any payment Seller or such Intactix Sub is making relates to the Taxes accrued for any period commencing on and after the Closing Date. Purchaser will be responsible and will cause each JDA Sub to be responsible for the preparation and filing of all Tax Returns for Taxes accruing on and after the Closing Date. Purchaser will make all payments and will cause each JDA Sub to make all payments required with respect to any such Tax Return; provided, however, that Parent and Seller will reimburse Purchaser and will cause each Intactix Sub to reimburse each Corresponding JDA Sub concurrently therewith to the extent any payment Purchaser or such Corresponding JDA Sub, respectively, is making relates to the Taxes accrued for any period ending before the Closing Date.

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
         10.10 Source Code. After the Closing Date, Parent and Seller shall cooperate and shall cause each Intactix Sub to cooperate with Purchaser and each JDA Sub, and shall use reasonable commercial efforts to locate and shall cause each Intactix Sub to use reasonable commercial efforts to locate all copies of the Source Code for each of the Products and prepare a definitive list setting forth the location and the Person who is in possession of each such copy.

         10.11 Communications Plan; Press Release. Purchaser, Parent and Seller shall use their respective reasonable commercial efforts to carry out the communications plan as agreed to between the parties as of the date of this Agreement with respect to communications to their respective customers, suppliers, employees, investors and strategic partners concerning the transactions contemplated hereby. Upon the Closing, each of Purchaser and Parent shall issue a press release concerning the Acquisition which press release shall be approved as to form and content by each party, which approvals shall be timely delivered and shall not be unreasonably withheld.

         10.12 Post Closing Access. For purposes of facilitating the closing up and winding down of any entities, operations or assets of Parent or Seller relating to the Business and not acquired hereunder by Purchaser, Purchaser shall provide representatives of Parent or Seller with access, at reasonable times, for reasonable duration and following reasonable notice, to the Business Records and former Employees hired by Purchaser or any of the JDA Subs.

         10.13 Further Assurances of Parent and Sellers. Parent and Seller shall, from time to time, at the request of Purchaser, and without further consideration, execute and deliver such instruments of transfer, conveyance and assignment in addition to those delivered pursuant to Sections 2.1 and 9.3 hereof, and take such other actions, as may be reasonably necessary to assign, transfer, convey and vest in Purchaser, and to put Purchaser and each JDA Sub in possession of, the Assets.

         10.14 Further Assurances of Purchaser. Purchaser shall, from time to time at the request of Parent, and without further consideration, execute and deliver such instruments of assumption, and take such other action, as may be reasonably necessary to effectively confirm the assumption by Purchaser and each Intactix Sub of the Assumed Liabilities.

         10.15 Additional Covenants of Purchaser.

            (a) Purchaser shall complete and shall cause each JDA Sub, as applicable, to complete consulting and implementation services obligations and work in process under any Assumed Contract as of the Closing Date.

            (b) Purchaser shall fulfill and shall cause each JDA Sub to fulfill the maintenance obligations of Seller and each Corresponding Intactix Sub, respectively, under the Assumed Contracts.

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
                                   ARTICLE XI

                            TERMINATION OF AGREEMENT

         11.1 Termination by Mutual Consent. This Agreement may be terminated at any time before the Closing Date, by the mutual written consent of Purchaser, Parent and Seller, approved by their respective boards of directors.

         11.2 Termination for Cause by Purchaser. This Agreement may be terminated at any time before the Closing Date by Purchaser upon written notice to Seller, specifying the basis for such termination, if (a) Seller shall have breached in any material respect any of its respective covenants or agreements contained in this Agreement, (b) any representation or warranty of Seller contained in this Agreement or in any certificate, schedule or exhibit delivered by Seller pursuant to this Agreement shall have become materially inaccurate or
(c) the Closing shall not have occurred on or before April 30, 2000 because a condition to Purchaser's obligations to close set forth in Sections 9.1 or 9.3 of this Agreement shall not have been fulfilled; provided, however, that Purchaser's action or failure to act has not been a principal cause of or resulted in the failure of such condition and such action or failure to act by Purchaser constitutes a breach of this Agreement.

         11.3 Termination for Cause by Parent or Seller. This Agreement may be terminated at any time before the Closing Date by Parent or Seller upon written notice to Purchaser, specifying the basis for such termination, if (a) Purchaser shall have breached in any material respect any of its covenants or agreements contained in this Agreement, (b) any representation or warranty of Purchaser contained in this Agreement or in any certificate, schedule or exhibit delivered by Purchaser pursuant to this Agreement shall have become materially inaccurate, or (c) the Closing shall not have occurred on or before April 30, 2000 because a condition to Seller's obligations to close set forth in Sections 9.1 or 9.2 of this Agreement shall not have been fulfilled; provided, however, that Seller's action or failure to act has not been a principal cause of or resulted in the failure of such condition and such action or failure to act by Seller constitutes a breach of this Agreement.

         11.4 Termination for Illegality. This Agreement may be terminated at any time before the Closing Date by either Purchaser or Seller if a court of competent jurisdiction or other Governmental Entity shall have issued a final order, decree or ruling, or taken any other action, or failed to grant its consent, having the effect of permanently restraining, enjoining or otherwise prohibiting the Acquisition, and all appeals with respect to such order or action have been exhausted or the time for appeal of such order, decree, ruling, action or consent shall have expired.

         11.5 Termination for Reasons Other than Cause or Illegality. This Agreement may be terminated at any time before the Closing Date by either Purchaser or Parent for reasons other than those set forth in Sections 11.2,
11.3 or 11.4; provided, however, that (a) if the Purchaser terminates this Agreement pursuant to this Section 11.5, Purchaser shall be obligated to promptly remit a cash payment or wire transfer immediately available funds to Parent in the amount of $2.5 million, and (b) if the Parent or Seller terminates this Agreement pursuant to this Section

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
11.5, Parent shall be obligated to promptly remit a cash payment or wire transfer immediately available funds to Purchaser in the amount of $2.5 million.

         11.6 Notice of Termination; Effect of Termination. Any termination of this Agreement pursuant to Section 11.1 hereof shall become effective at the time Purchaser, Parent and Seller mutually agree to terminate this Agreement. Any termination of this Agreement pursuant to Section 11.4 above will be effective immediately upon the delivery of written notice by the terminating party to the other party to this Agreement in accordance with Section 13.11 of this Agreement. Any termination of this Agreement pursuant to Sections 11.2 or
11.3 hereof will be effective upon the date (the "Date") five (5) days after the delivery of written notice by the terminating party to the other parties to this Agreement in accordance with Section 13.11 of this Agreement, unless prior to the Date such material breach of a covenant or agreement made by the nonterminating party, such inaccuracy of a representation or warranty made by the nonterminating party and/or such failure of a condition to the terminating party's obligations to close has been cured. Any termination of this Agreement pursuant to Section 11.5 of this Agreement will be effective immediately upon receipt by the nonterminating party of the cash payment contemplated by Section
11.5 of this Agreement. In the event of the termination of this Agreement pursuant to Section 11.1 through Section 11.5 of this Agreement, this Agreement shall be of no further force or effect, and no party to this Agreement shall have any liability to any other party with respect to this Agreement; provided, however, that (a) this Section 11.6, Section 11.7 hereof and ARTICLE XIII (General) hereof shall survive the termination of this Agreement, (b) such termination of this Agreement shall not affect the respective obligations of the parties set forth in Section 10.7 hereof, all of which obligations shall survive the termination of this Agreement in accordance with the terms and conditions set forth in such Section and (c) no party to this Agreement shall be relieved from liability for any material and willful (i) inaccuracy of any representation and warranty made by such party in this Agreement or in any certificate, schedule or exhibit delivered pursuant to this Agreement or (ii) breach of any covenant or agreement made by such party set forth in this Agreement. Nothing herein shall be deemed to require any party to terminate this Agreement rather than to proceed with the Closing if a condition precedent to the obligations of such party to close has not been fulfilled.

         11.7 Fees and Expenses. Parent shall pay all amounts payable in respect of legal, accounting and financial advisory services provided by outside advisors and other out-of-pocket expenses incurred by Parent and Seller. Purchaser shall pay all amounts payable in respect of its legal, accounting and financial advisory services provided by outside advisors and other out-of-pocket expenses incurred by Purchaser incident to the negotiation, preparation and carrying out of this Agreement and the other Transaction Agreements and the transactions contemplated herein and therein (with respect to each party, "Expenses") whether or not the transactions contemplated in this Agreement are consummated. If this Agreement is terminated pursuant to Section XI of this Agreement, then each party to this Agreement shall pay its own Expenses.

                                  ARTICLE XII

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         12.1 Survival of Representations and Warranties. The representations and warranties made by Parent, Seller and Purchaser herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall in no manner be limited by any investigation of the subject matter thereof made by or on behalf of either party or by the waiver or satisfaction of any condition to closing and shall survive the Closing and continue in full force and effect for a period of:

            (a) The longer of (i) two (2) years from the Closing Date or (ii) the period from the Closing Date until thirty (30) days after the expiration of the applicable statutes of limitation, in the case of the representations and warranties in Sections 4.6, 4.11, 4.14, 4.20 and all other representations and warranties in Article IV to the extent that they relate to Tax matters, Environmental or Safety Requirements or to title or free and clear ownership of the Assets; and

            (b) Two (2) years from the Closing Date in the case of representations and warranties that are not specified in sub-paragraph (a) above; provided, however, that the representations and warranties set forth in Sections 4.1, 4.4, 5.1 and 5.2 of this Agreement shall survive for an unlimited period of time.

         The obligations of Parent and Seller to indemnify members of the Purchaser Group (as defined below) for any Purchaser Losses (as defined below) is subject to the condition that Parent and Seller shall have received an Indemnification Claim (as defined below) for all Purchaser Losses for which indemnity is sought on or before the expiration date for the applicable representation or warranty set forth in Section 12.1(a) or (b) hereof. The obligation of Purchaser to indemnify members of the Seller Group for Seller Losses is subject to the condition that Purchaser or any JDA Sub shall have received an Indemnification Claim for all Seller Losses for which indemnity is sought on or before the expiration date for the applicable representation set forth in Section 12.1(a) or (b) hereof.

         12.2 Indemnification by Parent and Seller.

            (a) General. Subject to the terms and conditions of this ARTICLE XII, each of Parent and Seller agrees jointly and severally to indemnify, defend and hold harmless Purchaser, its stockholders, officers, directors, employees and attorneys, all subsidiaries and affiliates of Purchaser (including the JDA
Subs), and the respective officers, directors, employees and attorneys of such entities (all such persons and entities being collectively referred to as the "Purchaser Group") from, against, for and in respect of any and all Losses asserted against, relating to, imposed upon or incurred by Purchaser and/or any other member of the Purchaser Group by reason of, resulting from, based upon or arising out of any of the following (collectively, "Purchaser Losses"):

                 (i) the breach, inaccuracy, untruth or incompleteness of any representation or warranty of Parent or Seller contained in or made pursuant to this Agreement or any certificate or schedule delivered by Parent or Seller in connection herewith;

                 (ii) the breach or nonperformance of any covenant or agreement of Parent or Seller contained in or made pursuant to any Transaction Agreement to be performed by Parent or Seller on or prior to the Closing Date;

                 (iii) any Excluded Liability;

                 (iv) any of the matters set forth in the Indemnification Schedule attached hereto, to the extent therein set forth; or

                 (v)   any breach by Parent or Seller of this ARTICLE XII.


            (b) Indemnity Limits. Neither Parent nor Seller shall be required to indemnify Purchaser and any other member of the Purchaser Group for any Purchaser Losses under Section 12.2(a) hereof until the aggregate amount of all Purchaser Losses under all individual Indemnification Claims shall exceed One Hundred Thousand Dollars ($100,000) (the "Seller Floor"), and then Parent and Seller shall be obligated to indemnify Purchaser and any other member of the Purchaser Group only for Purchaser Losses which exceed the Seller Floor. In addition, except as set forth in the following sentence, the aggregate liability of Parent, Seller and the Intactix Subs for all Purchaser Losses shall not exceed twenty percent (20%) of the Purchase Price, as such Purchase Price may be adjusted pursuant to Section 2.6 hereof. Notwithstanding the foregoing, the aggregate liability of the Parent, Seller and the Intactix Subs for Purchaser Losses arising from or related to: (i) Excluded Liabilities, (ii) the breach, inaccuracy, untruth or incompleteness of any representation or warranty of Parent or Seller contained in Sections 4.6, 4.11, 4.14, or 4.20 hereof, or (iii)
Item 9 of the Indemnification Schedule shall not be subject to the limitations contained in this Section 12.2(b).

            (c) Sole Remedy. Purchaser hereby acknowledges and agrees that its sole and exclusive remedy with respect to any and all Purchaser Losses shall be pursuant to the indemnification provisions set forth in this Section 12.2. In furtherance of the foregoing and except as set forth in the next succeeding sentence, Purchaser hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action, other than those based upon or relating to Purchaser's rights under this ARTICLE XII, against Parent and Seller or any of their respective Affiliates relating to any Purchaser Loss. Notwithstanding the foregoing, nothing in this Section 12.2 shall limit, in any manner, any remedy at law or in equity which Purchaser or any of its Affiliates shall be entitled against Seller or Parent (i) under
Section 10.5(g) hereof or Section 10.7(d) hereof, (ii) in connection with claims under the Excluded Liabilities Insurance Policy or (iii) as a result of any willful fraud or intentional misrepresentation by Seller or Parent.

         12.3 Indemnification by Purchaser.

            (a) Subject to the terms and conditions of this ARTICLE XII, Purchaser agrees to indemnify, defend and hold harmless Parent and Seller, and each or Parent's and Seller's officers, directors, employees and attorneys, all subsidiaries and affiliates, and the respective officers, directors, employees and attorneys of such entities (all such persons and entities being collectively referred to as the "Seller Group") from, against, for and in respect of any and all Losses asserted against, relating to, imposed upon or incurred by Parent, Seller and/or any other member of the Seller Group by reason of, resulting from, based upon or arising out of any of the following (collectively, "Seller Losses"):

                 (i) the breach, inaccuracy, untruth or incompleteness of any representation or warranty of Purchaser contained in or made pursuant to this Agreement or any certificate or schedule delivered by Purchaser in connection herewith;

                 (ii) the breach or nonperformance of any covenant or agreement of Purchaser contained in or made pursuant to any Transaction Agreement;

                 (iii) any Assumed Liability; or

                 (iv) any and all Losses imposed upon or incurred by any member of the Seller Group arising out of Purchaser's or any JDA Sub's infringing conduct relating to the Products subsequent to the Closing Date; provided that Purchaser will not be obligated to indemnify any member of the Seller Group under this Section for any liability arising from either Parent or Seller's misconduct.

            (b) Except as set forth in the next succeeding sentence, Purchaser shall not be required to indemnify Parent, Seller and/or any other member of the Seller Group for any Seller Losses until the aggregate amount of all Seller Losses under all individual Indemnification Claims shall exceed One Hundred Thousand Dollars ($100,000) (the "Purchaser Floor"), and then Purchaser will be obligated to indemnify Parent, Seller and/or any other member of the Seller Group only for Seller Losses which exceed the Purchaser Floor. Notwithstanding the foregoing, an indemnification claim arising out of or based upon Purchaser's obligations set forth in Section 10.1(a)(iii) hereof shall not be limited to amounts in excess of the Purchaser Floor as set forth in the preceding sentence.

            (c) The provisions of Section 12.3(b) above shall not limit, in any manner, Purchaser's obligation to indemnify members of the Seller Group for any breach of any covenant or agreement of Purchaser to be performed by Purchaser following the Closing Date, including, without limitation, Purchaser's obligation to perform and discharge or cause the performance and discharge of all Assumed Liabilities, and to perform Purchaser's obligations arising under the Transaction Agreements.

            (d) Each of Parent and Seller hereby acknowledges and agrees that its sole and exclusive remedy with respect to any and all Seller Losses shall be pursuant to the indemnification provisions set forth in this Section 12.3. In furtherance of the foregoing, Parent and Seller hereby waive, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action, other than those based upon or relating to Parent's and Seller's rights under this ARTICLE XII against Purchaser or any of its respective Affiliates relating to any Seller Loss; provided however, that nothing in this Section 12.3 shall limit, in any manner, any remedy at law or in equity which Parent or Seller or any Affiliates thereof shall be entitled against Purchaser or any Affiliate (i) under Section 10.7(d) hereof or (ii) as a result of any willful fraud or intentional misrepresentation by Purchaser.

         12.4 Procedures for Indemnification.

            (a) As used in this ARTICLE XII, the term "Indemnitor" means the party against whom indemnification hereunder is sought, and the term "Indemnitee" means the party seeking indemnification hereunder.

            (b) A claim for indemnification hereunder (an "Indemnification Claim," including for these provisions, an Infringement Claim) shall be made by Indemnitee by delivery of a written notice to Indemnitor requesting indemnification and specifying the basis on which indemnification is sought in reasonable detail (and shall attach relevant documentation related to the Indemnification Claim), the amount of the asserted Purchaser Losses or Seller Losses, as the case may be, and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as Indemnitee shall have concerning such Third Party Claim.

            (c) If the Indemnification Claim involves a Third Party Claim, then the procedures set forth in Section 12.5 hereof shall be observed by Indemnitee and Indemnitor.

            (d) If the Indemnification Claim involves a matter other than a Third Party Claim (as defined below), Indemnitor shall have thirty (30) days to object to such Indemnification Claim by delivery of a written notice of such objection to Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by Indemnitor, and the Indemnification Claim shall thereafter be paid by Indemnitor in accordance with Section 12.4(e) hereof. If an objection is timely delivered by Indemnitor and the dispute is not resolved within twenty (20) business days from the delivery of such objection (the "Negotiation Period"), such dispute shall be resolved by arbitration in accordance with the provisions of Section 13.10 hereof.

            (e) Upon determination of the amount of an Indemnification Claim, whether by (i) an agreement between Indemnitor and Indemnitee, (ii) an arbitration award or (iii) a final judgment (after expiration of all periods for appeal of such judgment) or other final nonappealable order, Indemnitor shall pay the amount of such Indemnification Claim by check or wire transfer within ten (10) days of the date such amount is determined.

         12.5 Defense of Third Party Claims. Should any claim be made, or suit or proceeding (including, without limitation, a binding arbitration or an audit by any taxing authority) be instituted against Indemnitee which, if prosecuted successfully, would be a matter for which Indemnitee is entitled to indemnification under this Agreement (a "Third Party Claim"), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:

            (a) Indemnitee shall give Indemnitor written notice of any such claim promptly after receipt by Indemnitee of notice thereof. Any delay in giving notice hereunder which does not materially prejudice Indemnitor, shall not affect Indemnitee's rights to Indemnification hereunder. Indemnitor may, at its option, (i) undertake control of the defense thereof by counsel of its own choosing reasonably acceptable to Indemnitee or (ii) decline to assume control of but participate in the defense thereof provided that such participation by Indemnitee shall be at its own expense. Indemnitee may participate in the defense through its own counsel at its own expense. The assumption of the defense of any Third Party Claim by Indemnitor shall not be an acknowledgment by Indemnitor that such Third Party Claim is subject to indemnification under the provisions of this ARTICLE XII and that such provisions are binding on Indemnitor. If, however, Indemnitor fails or refuses to undertake the defense of such Third Party Claim within ten (10) days after written notice of such claim has been delivered to

Indemnitor by Indemnitee, Indemnitee shall have the right to undertake the defense, compromise and, subject to Section 12.6 hereof, settlement of such Third Party Claim with counsel of its own choosing. In the circumstances described in the preceding sentence, Indemnitee shall, promptly upon its assumption of the defense of such Third Party Claim, make an Indemnification Claim as specified in Section 12.4(b) hereof which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein. Failure of Indemnitee to furnish written notice to Indemnitor of a Third Party Claim shall not release Indemnitor from Indemnitor's obligations hereunder, except to the extent Indemnitor is prejudiced by such failure.

            (b) Indemnitee and Indemnitor shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing employees of Indemnitee as may be reasonably necessary for the preparation of the defense of any such Third Party Claim or for testimony as witness in any proceeding relating to such claim.

         12.6 Settlement of Third Party Claims. No settlement by Indemnitee of a Third Party Claim shall be made without the prior written consent by or on behalf of Indemnitor, which consent shall not be unreasonably withheld or delayed. If Indemnitor has assumed the defense of a Third Party Claim as contemplated by Section 12.5(a) hereof, no settlement of such Third Party Claim may be made by Indemnitor without the prior written consent by or on behalf of Indemnitee, which consent shall not be unreasonably withheld or delayed. In the event of any dispute regarding the reasonableness of a proposed settlement, the party that will bear the larger financial loss resulting from such settlement shall make the final determination in respect thereto, which determination shall be final and binding on all involved parties.

         12.7 Escrow Fund. On the Closing Date, the Escrow Fund shall be deposited by Purchaser with an escrow agent to be selected by Purchaser and subject to the approval of Seller which approval shall not be unreasonably withheld (the "Escrow Agent"), and the Escrow Fund shall be governed by and administered according to the terms and conditions of this Agreement and the Escrow Fund Agreement. Each of Parent and Seller acknowledges and agrees that the Escrow Fund is not Purchaser's sole and exclusive remedy or source of satisfaction for Seller's indemnification obligations pursuant to this ARTICLE XII.

         12.8 Escrow Period. The period commencing on the Closing Date and ending on the second anniversary of the Closing Date shall be referred to as the "Escrow Period."

         12.9 Procedure for Claims Relating to Excluded Liabilities. Notwithstanding any other provision of this Article XII to the contrary, Purchaser agrees that any Indemnification Claim, to the extent based upon or relating to Excluded Liabilities within the coverage provisions of the Excluded Liabilities Insurance Policy, shall be made as follows:

                 (i) Purchaser may submit any deductible, retention or like amount under the Excluded Liabilities Insurance Policy for recovery from Seller or Parent, or from the Escrow Fund pursuant to the provisions of the Escrow Fund Agreement;

                 (ii) Purchaser shall submit any amounts in excess of the amounts described in clause (i) above for recovery pursuant to the Excluded Liabilities Insurance Policy;

                 (iii) Purchaser may submit a claim for any amounts constituting a Specified Loss as defined in Section 10 of the Excluded Liabilities Insurance Policy not recovered by Purchaser from Insurer within one hundred twenty (120) days from the date an Indemnification Claim is properly submitted to the Insurer under the Excluded Liabilities Insurance Policy for recovery from Seller or Parent, or from the Escrow Fund pursuant to the provisions of the Escrow Fund Agreement; and

                 (iv) Any party submitting any claim under the Excluded Liabilities Insurance Policy shall concurrently provide notice thereof to the other parties in accordance with Section 13.11 hereof.

         12.10 Indemnification Cap. Notwithstanding anything to the contrary in this Agreement, the aggregate liabilities of Parent, Seller and the Intactix Subs for all Purchaser Losses shall not exceed the Purchase Price, as such Purchase Price may be adjusted pursuant to Section 2.6(d) hereof (the "Indemnification Cap"). Except as set forth in the following sentence, in determining whether the Indemnification Cap has been reached, all payments made by Parent, Seller and any Intactix Sub directly to any member of the Purchaser Group shall be taken into account. In addition to the foregoing, in determining whether the Indemnification Cap has been reached relative to an Indemnification Claim based upon or arising out of the Excluded Liabilities set forth in Sections 2.4(c)(i) - 2.4(c)(v) hereof, payments made to any member of the Purchaser Group pursuant to the Excluded Liabilities Insurance Policy shall also be taken into account.

                                  ARTICLE XIII

                                     GENERAL

         13.1 Governing Law. It is the intention of the parties hereto that the laws of the State of Delaware (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

         13.2 Assignment; Binding upon Successors and Assigns. No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that Purchaser may assign its rights under this Agreement (a) to any majority-owned subsidiary of Purchaser, provided that Purchaser guarantees the obligations of such subsidiary hereunder or (b) to any successor of Purchaser through any merger or consolidation, or purchase of all or substantially all of Purchaser's stock or all or substantially all of Purchaser's assets. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         13.3 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be held to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the invalid or unenforceable provision.

         13.4 Entire Agreement. This Agreement and the exhibits and schedules hereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto.

         13.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

         13.6 Expenses. The parties shall each pay their own Expenses incurred incident to the negotiation, preparation and carrying out of this Agreement and the transactions contemplated herein, whether or not the transactions contemplated herein are consummated. All transfer Taxes and duties related to the transfer of the Assets shall be divided evenly between Purchaser and Seller.

         13.7 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

         13.8 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

         13.9 Waiver. Each party hereto may, by written notice to the others:
(a) waive any of the conditions to its obligations hereunder or extend the time for the performance of any of the obligations or actions of the others, (b) waive any inaccuracies in the representations of the others contained in this Agreement or in any documents delivered pursuant to this Agreement, (c) waive compliance with any of the covenants of the others contained in this Agreement or (d) waive or modify performance of any of the obligations of the others. No action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, condition or agreement contained herein. Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.

         13.10 Arbitration.

            (a) If any dispute relating to this Agreement arises between the parties, and no agreement relating to such dispute can be reached after good faith negotiation, either Purchaser, Parent or Seller may, by written notice to the other, demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator. Purchaser, Parent and Seller shall agree on the arbitrator, provided that if Purchaser, Parent and Seller cannot agree on such arbitrator, either Purchaser or Seller can request that the Judicial Arbitration and Mediation Services ("JAMS") select the arbitrator. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. Subject to the foregoing, the arbitration shall proceed under the rules of the American Arbitration Association. The decision of the arbitrator shall be written, shall be in accordance with applicable law and with this Agreement, and shall be supported by written findings of fact and conclusion of law which shall set forth the basis for the decision of the arbitrator. The decision of the arbitrator as to the validity and amount of any claim shall be binding and conclusive upon the parties to this Agreement.

            (b) Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in Phoenix, Arizona under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of the arbitrator, any administrative fee of JAMS, and the expenses, including attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

         13.11 Notices. All notices and other communications hereunder will be in writing and will be deemed given (a) upon receipt if delivered personally (or if mailed by registered or certified mail), (b) the day after dispatch if sent by overnight courier, (c) upon dispatch if transmitted by telecopier or other means of facsimile transmission (and confirmed by a copy delivered in accordance with clause (a) or (b)), properly addressed to the parties at the following addresses:

Parent or Seller:          Pricer AB
                           Kristallen
                           S-754-51
                           Uppsala, Sweden
                           Facsimile No.: (011) 46 18 18 6946

                           with copies to:

                           Battle Fowler LLP
                           75 East 55th Street
                           New York, NY  10022
                           Facsimile No.: (212) 856-7700

Purchaser:                 14400 N. 87th Street
                           Scottsdale, Arizona  85260-3649
                           Attention: Michael Bridge, General Counsel
                           Facsimile No.: (602) 404-5557

with a copy to:            Gray Cary Ware & Freidenrich
                           100 Congress Avenue, Suite 1440
                           Austin, Texas  78701
                           Attention:  Paul Hurdlow, Esq.
                           Facsimile No.:  (512) 457-7070

         Either party may change its address for such communications by giving notice thereof to the other party in conformity with this Section.

         13.12 Construction and Interpretation of Agreement.

            (a) This Agreement has been negotiated by the parties hereto and their respective attorneys, and the language hereof shall not be construed for or against either party by reason of it having drafted such language.

            (b) The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement, which shall be considered as a whole.

            (c) As used in this Agreement, any reference to any state of facts, event, change or effect being "material" with respect to any entity means a state of facts that is material to the current or expected condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of such entity. Whenever the term "enforceable in accordance with its terms" or like expression is used in this Agreement, it is understood that excepted therefrom are any limitations on enforceability under applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditor's rights.

         13.13 No Joint Venture. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section.

         13.14 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of February 24, 2000.

                     "PURCHASER"                                "SELLER"

JDA SOFTWARE GROUP, INC.                   INTACTIX INTERNATIONAL, INC.
a Delaware corporation                     a Delaware corporation

By:  /s/ James D. Armstrong                By:  /s/ Kevin W. Stadler
   ---------------------------------          -------------------------------
Title: Cheif Executive Officer             Title:  President and CEO
      ------------------------------             ----------------------------


                       "PARENT"

PRICER AB
a Swedish corporation

By: /s/ Thomas Landberg
   ---------------------------------
Title: President and CEO
      ------------------------------

                  (Signature Page to Asset Purchase Agreement)

                                  SCHEDULE 1.74

                                     SELLER
                                 WORKING CAPITAL

                                DECEMBER 31, 1999
                                 (IN THOUSANDS)
Cash                                                     8170
  Less:  Advance from Parent (a)                    (6,618.0)
Trade Receivables                                     5,866.6
Allow. For Doubtful Accts.                            (658.3)
Un-Billed Software                                      237.6
Other Receivables (b)                                   130.4
Prepaid Expenses                                        339.8
Inventories                                              39.0
                                                       ------
  Total Current Assets                                7,507.7
                                                       ------

Accounts Payable                                        854.6
Accrued Payables (c)                                    754.0
Deferred Income                                       4,193.4
Other Liabilities (d)                                 1,511.2
  Less:  Severance Accrual (e)                        (725.0)
                                                       ------
  Total Current Liabilities                           6,588.2
                                                       ------
Working Capital                                         919.5
                                                       ======


(a) Amount advanced to Seller from Parent for intercompany interest that was paid in January 2000. This amount will not be included in the calculation of Closing Working Capital.

(b) Employee advances, rent owed by sub-tenant, VAT, other.

(c) Commissions/bonuses, vacation pay, professional fees, car lease cancellations.

(d) Payroll taxes, sales tax, VAT, Software lease.

(e) This amount will not be included in the calculation of Closing Working Capital.

                             EXHIBITS AND SCHEDULES

 EXHIBIT            DESCRIPTION
 -------            -----------
         A          Escrow Fund Agreement
         B          Standard Customer License Agreement
         C          Excluded Liabilities Insurance Policy
         D          Bill of Sale, Assignment and Assumption Agreement
         E          Business Transfer Agreements
         F          Legal Opinion of Counsel to Parent and Seller
         G          Legal Opinion of Counsel to Purchaser

     SCHEDULE       TITLE
     --------       -----
A                   Seller and Indirect Subsidiaries
B                   Purchaser and Indirect Subsidiaries
1.4                 Affiliate Distributor Agreements
1.14                Competitor Retail Software Vendor
1.15                Consultants
1.19                Deferred Revenue
1.21                Employees
1.23                Equipment Leases
1.40(a)             Parent's and Seller's  Knowledge
1.40(b)             Purchaser's Knowledge
1.43                Leases
1.52                Permits
1.53                Permitted Encumbrances
1.55                Products
1.63                Seller Software Programs
1.68                Third Party Distributor Agreements
1.69                Third Party In-Licenses
1.70                Third Party Software Programs
1.71                Transferred Intellectual Property
1.72                Vehicle Leases
1.74                Working Capital
2.1(b)              Corresponding Jewel/Intactix Subs
2.3                 Excluded Contracts
2.8                 Purchase Price Allocation
4.3                 Subsidiaries
4.5                 Conflicts and Required Consents
4.8                 Litigation and Claims
4.10(b)             Employee Litigation Matters
4.10(c)             Employee Termination Matters
4.10(e)             Employment Contracts and Employee Benefits
4.10(f)             Employee Pension Benefit Plans
4.10(h)             Benefit Obligations
4.10(j)             Medical and Welfare Benefits

4.10(k)             Changes to Employee Plans
4.10(l)             Conditions Preventing Amendment or Termination of Employee
                    Plans

4.10(m)             Employee Benefit Actions
4.11(c)             Tax Returns
4.12                Financial Statements
4.14(c)             Exceptions to Intellectual Property Rights
4.14(j)             Consultant Access to Confidential Information
4.14(l)             Product Liability and Warranty Claims
4.14(m)             Product Errors
4.15(a)(i)          Non-Standard Customer License Agreements
4.15(a)(ii)         Customer Maintenance List
4.15(c)             Affiliate Arrangements
4.18                Warranties and Service Payment Obligations
4.20                Environmental and Safety Permits, Licenses and Other
                    Obligations
V                   Purchaser Disclosure Schedule
10.1(a)             Employment Offers
10.1(a)(i)          Exceptions to Employment Offers
10.1(a)(ii)         Severance Obligations
10.1(a)(iii)        Employee Benefits Reimbursement
10.1(d)(v)          Assumed Employee Plans

                                TABLE OF CONTENTS
                                                                                        PAGE
ARTICLE I DEFINITIONS..................................................................      2
         1.1      "Accounts Receivable"................................................      2
         1.2      "Acquisition"........................................................      2
         1.3      "Affiliate"..........................................................      2
         1.4      "Affiliate Distributor Agreements"...................................      3
         1.5      "Assets".............................................................      3
         1.6      "Assumed Contracts"..................................................      3
         1.7      "Assumed Liabilities"................................................      3
         1.8      "Business"...........................................................      3
         1.9      "Business Records"...................................................      3
         1.10     "Closing"............................................................      3
         1.11     "Closing Date".......................................................      3
         1.12     "COBRA"..............................................................      3
         1.13     "Code"...............................................................      3
         1.14     "Competitor Retail Software Vendor"..................................      3
         1.15     "Consultants"........................................................      3
         1.16     "Contracts"..........................................................      4
         1.17     "Covenant Not to Compete"............................................      4
         1.18     "Customer License Agreements"........................................      4
         1.19     "Deferred Revenue"...................................................      4
         1.20     "Dollars" or "dollars"...............................................      4
         1.21     "Employees"..........................................................      4
         1.22     "Encumbrances".......................................................      4
         1.23     "Equipment Leases"...................................................      4
         1.24     "ERISA"..............................................................      4
         1.25     "Escrow Fund"........................................................      4
         1.26     "Escrow Fund Agreement"..............................................      4
         1.27     "Exchange Act".......................................................      4
         1.28     "Excluded Assets"....................................................      5
         1.29     "Excluded Liabilities"...............................................      5
         1.30     "Excluded Liabilities Insurance Policy"..............................      5
         1.31     "Facilities".........................................................      5
         1.32     "Financial Statements"...............................................      5
         1.33     "GAAP"...............................................................      5
         1.34     "Governmental Entity"................................................      5
         1.35     "HSR Act"............................................................      5
         1.36     "Indemnification Claim"..............................................      5
         1.37     "Indemnitor" and "Indemnitee"........................................      5
         1.38     "Intangibles"........................................................      5
         1.39     "Intellectual Property"..............................................      5
         1.40     "Knowledge" or "Known"...............................................      5

                                TABLE OF CONTENTS
                                -----------------
                                   (continued)
                                                                                        PAGE
         1.41     "Laws or Decrees"....................................................      5
         1.42     "Liability"..........................................................      6
         1.43     "Leases".............................................................      6
         1.44     "Licensed Intellectual Property".....................................      6
         1.45     "Losses".............................................................      6
         1.46     "Material Adverse Change"............................................      6
         1.47     "Material Adverse Effect"............................................      6
         1.48     "Negotiation Period".................................................      6
         1.49     "New Purchaser Consultants"..........................................      6
         1.50     "New Purchaser Employees"............................................      6
         1.51     "Non-Standard Customer License Agreement"............................      6
         1.52     "Permits"............................................................      6
         1.53     "Permitted Encumbrances".............................................      7
         1.54     "Person".............................................................      7
         1.55     "Products"...........................................................      7
         1.56     "Purchase Price".....................................................      7
         1.57     "Purchaser Losses"...................................................      7
         1.58     "SEC"................................................................      7
         1.59     "Securities Act".....................................................      7
         1.60     "Seller Disclosure Schedule".........................................      7
         1.61     "Seller Intellectual Property".......................................      8
         1.62     "Seller Losses"......................................................      8
         1.63     "Seller Software Programs"...........................................      8
         1.64     "Software Programs"..................................................      8
         1.65     "Tangible Assets"....................................................      8
         1.66     "Tax"................................................................      8
         1.67     "Tax Return".........................................................      8
         1.68     "Third Party Distributor Agreements".................................      8
         1.69     "Third Party In-Licenses"............................................      9
         1.70     "Third Party Software Programs"......................................      9
         1.71     "Transferred Intellectual Property"..................................      9
         1.72     "Vehicle Leases".....................................................      9
         1.73     "Year 2000 Compliant"................................................      9
         1.74     "Working Capital"....................................................      9
         1.75     "Other Defined Terms."...............................................      9

ARTICLE II PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES.....................      11
         2.1      Purchase and Sale of Assets and Assumption of Assumed Liabilities...      11
         2.2      Assets..............................................................      12
         2.3      Excluded Assets.....................................................      13

                                TABLE OF CONTENTS
                                -----------------
                                   (continued)
                                                                                        PAGE
         2.4      Assumption of Liabilities...........................................      13
         2.5      Purchase Price......................................................      15
         2.6      Purchase Price Adjustment...........................................      16
         2.7      Escrow Fund.........................................................      17
         2.8      Allocation..........................................................      17

ARTICLE III THE CLOSING...............................................................      17
         3.1      The Closing.........................................................      17

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER...................................      17
         4.1      Organization........................................................      17
         4.2      Ownership...........................................................      17
         4.3      Subsidiaries........................................................      18
         4.4      Authorization.......................................................      18
         4.5      No Conflicts; Consents..............................................      18
         4.6      Title to Assets; Entire Business....................................      18
         4.7      Tangible Assets.....................................................      19
         4.8      Litigation and Claims...............................................      19
         4.9      Compliance with Laws and Regulations; Governmental Licenses, Etc....      19
         4.10     Labor Matters.......................................................      20
         4.11     Tax Matters.........................................................      23
         4.12     Financial Statements................................................      24
         4.13     Absence of Certain Changes or Events................................      24
         4.14     Intellectual Property; Proprietary Rights...........................      25
         4.15     Contracts and Arrangements..........................................      27
         4.16     Insurance...........................................................      27
         4.17     Brokers.............................................................      28
         4.18     Warranties and Service Payment Obligations..........................      28
         4.19     Business Records....................................................      28
         4.20     Environmental and Safety Matters....................................      28

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER.................................      30
         5.1      Organization and Good Standing......................................      30
         5.2      Power, Authorization and Validity...................................      30
         5.3      No Violation of Existing Agreements.................................      30
         5.4      Compliance With Other Instruments and Laws..........................      31
         5.5      Litigation..........................................................      31
         5.6      Brokers.............................................................      31
         5.7      Availability of Funds...............................................      31

ARTICLE VI PRE-CLOSING COVENANTS OF PARENT AND SELLER.................................      31
         6.1      Advice of Changes...................................................      31

                                TABLE OF CONTENTS
                                -----------------
                                   (continued)
                                                                                        PAGE
         6.2      Conduct of Business.................................................      31
         6.3      Access to Information...............................................      32
         6.4      Satisfaction of Conditions Precedent................................      33
         6.5      Source Code Escrows.................................................      33
         6.6      Exclusive Dealings..................................................      33

ARTICLE VII PRE-CLOSING COVENANTS OF PURCHASER........................................      34
         7.1      Advice of Changes...................................................      34
         7.2      Satisfaction of Conditions Precedent................................      34

ARTICLE VIII MUTUAL COVENANTS.........................................................      34
         8.1      Regulatory Filings; Consents; Reasonable Efforts....................      34
         8.2      HSR Filings.........................................................      34
         8.3      Further Assurances..................................................      35

ARTICLE IX CONDITIONS TO CLOSING......................................................      35
         9.1      Conditions to Each Party's Obligations..............................      35
         9.2      Conditions to Obligations of  Parent and Seller.....................      36
         9.3      Conditions to Obligations of Purchaser..............................      37
         9.4      Sellers' Closing Deliverables.......................................      39
         9.5      Parents' Closing Deliverables.......................................      40

ARTICLE X POST- CLOSING MATTERS.......................................................      41
         10.1     New Purchaser Employees.............................................      41
         10.2     New Purchaser Consultants...........................................      45
         10.3     Affiliate Distributor Agreements....................................      45
         10.4     Obtaining Necessary Consents for Assignment of the Assumed Contracts      45
         10.5     Covenant Not to Compete.............................................      46
         10.6     Access to Business Records..........................................      47
         10.7     Confidentiality.....................................................      48
         10.8     Tax Liability.......................................................      49
         10.9     Tax Returns.........................................................      49
         10.10    Source Code.........................................................      50
         10.11    Communications Plan; Press Release..................................      50
         10.12    Post Closing Access.................................................      50
         10.13    Further Assurances of Parent and Sellers............................      50
         10.14    Further Assurances of Purchaser.....................................      50
         10.15    Additional Covenants of Purchaser...................................      50

ARTICLE XI TERMINATION OF AGREEMENT...................................................      51
         11.1     Termination by Mutual Consent.......................................      51
         11.2     Termination for Cause by Purchaser..................................      51

                                TABLE OF CONTENTS
                                -----------------
                                   (continued)
                                                                                        PAGE
         11.3     Termination for Cause by Parent or Seller...........................      51
         11.4     Termination for Illegality..........................................      51
         11.5     Termination for Reasons Other than Cause or Illegality..............      51
         11.6     Notice of Termination; Effect of Termination........................      52
         11.7     Fees and Expenses...................................................      52

ARTICLE XII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION...............      52
         12.1     Survival of Representations and Warranties..........................      52
         12.2     Indemnification by Parent and Seller................................      53
         12.3     Indemnification by Purchaser........................................      54
         12.4     Procedures for Indemnification......................................      55
         12.5     Defense of Third Party Claims.......................................      56
         12.6     Settlement of Third Party Claims....................................      57
         12.7     Escrow Fund.........................................................      57
         12.8     Escrow Period.......................................................      57
         12.9     Procedure for Claims Relating to Excluded Liabilities...............      57
         12.10    Indemnification Cap.................................................      58

ARTICLE XIII GENERAL..................................................................      58
         13.1     Governing Law.......................................................      58
         13.2     Assignment; Binding upon Successors and Assigns.....................      58
         13.3     Severability........................................................      58
         13.4     Entire Agreement....................................................      59
         13.5     Counterparts........................................................      59
         13.6     Expenses............................................................      59
         13.7     Other Remedies......................................................      59
         13.8     Amendment and Waivers...............................................      59
         13.9     Waiver..............................................................      59
         13.10    Arbitration.........................................................      59
         13.11    Notices.............................................................      60
         13.12    Construction and Interpretation of Agreement........................      61
         13.13    No Joint Venture....................................................      61
         13.14    Absence of Third Party Beneficiary Rights...........................      61